UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

________________

SCHEDULE 14A

________________

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.    )

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Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

DocGo Inc.

(Name of Registrant as Specified in Its Charter)

________________________________________________________________

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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35 West 35th Street, Floor 6, New York, New York 10001

NOTICE OF THE 2024 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 18, 2024

To the Stockholders of DocGo Inc.:

DocGo Inc. (the “Company”) will hold its 2024 Annual Meeting of Stockholders (the “Annual Meeting”) on Tuesday, June 18, 2024 at 12:00 p.m. Eastern Time. The Annual Meeting will be a virtual meeting conducted exclusively online via live audio webcast at www.virtualshareholdermeeting.com/DCGO2024. The Annual Meeting will be held for the following purposes, as more fully described in the accompanying proxy statement (the “Proxy Statement”):

(1)    To elect the two Class III director nominees named in the accompanying Proxy Statement to serve for a three-year term until the 2027 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified or until their earlier resignation, death, disqualification or removal;

(2)    To approve, on a non-binding, advisory basis, the compensation of the Company’s named executive officers;

(3)    To vote, on a non-binding and advisory basis, on the frequency of future non-binding advisory votes to approve the compensation of the Company’s named executive officers;

(4)    To ratify the appointment of Urish Popeck & Co., LLC as the Company’s independent registered public accounting firm for the year ending December 31, 2024; and

(5)    To transact any other matters that may properly come before the Annual Meeting or any adjournments or postponements thereof.

The Board of Directors of the Company (the “Board”) has fixed April 19, 2024 as the record date for the Annual Meeting (the “Record Date”). Only stockholders of record at the close of business on that date will be entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof. As permitted by the U.S. Securities and Exchange Commission (“SEC”), we are providing access to our proxy materials online under the SEC’s “notice and access” rules. As a result, unless stockholders previously requested electronic or paper delivery on an ongoing basis, we are mailing to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) instead of a paper copy of our Proxy Statement, our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 (the “Annual Report”) and our form of proxy card or voting instruction card (collectively, the “Proxy Materials”). The Notice contains instructions on how to access the Proxy Materials online. The Notice also contains instructions on how stockholders can receive a paper copy of our Proxy Materials. If you elect to receive a paper copy, our Proxy Materials will be mailed to you. This distribution process is more resource- and cost-efficient. The Notice is first being mailed, and the Proxy Materials are first being made available, to our stockholders on or about April 25, 2024.

All stockholders are cordially invited to attend our Annual Meeting, conducted virtually via live audio webcast at www.virtualshareholdermeeting.com/DCGO2024. Specifically, to attend the Annual Meeting, vote or submit questions during the Annual Meeting, stockholders of record will be required to visit the meeting website listed above and log in using their 16-digit control number included on their proxy card or Notice. Beneficial owners whose Notice or voting instruction form indicates that they may vote shares through the www.proxyvote.com website, may access, attend/participate in and vote at the Annual Meeting with the 16-digit access code indicated on that voting instruction form or Notice. Otherwise, beneficial owners should contact their bank, broker or other nominee (preferably at least five days before the Annual Meeting) and obtain a “legal proxy” in order to be able to attend, participate in or vote at the Annual Meeting. When accessing our Annual Meeting, please allow ample time for online check-in, which will begin at 11:45 a.m. Eastern Time on Tuesday, June 18, 2024.

In the event of a technical malfunction or other situation that the meeting chair determines may affect the ability of the Annual Meeting to satisfy the requirements for a meeting of stockholders to be held by means of remote communication under the Delaware General Corporation Law, or that otherwise makes it advisable to adjourn the Annual Meeting, the meeting chair or secretary will convene the meeting at 1:00 p.m. Eastern Time on the date specified above and at the Company’s address specified above solely for the purpose of adjourning the meeting to reconvene at a date, time and physical or virtual location announced by the meeting chair or secretary. Under either of the foregoing circumstances, we will post information regarding the announcement on the Investors page of the Company’s website at https://ir.docgo.com/.

Your vote is important. Whether or not you expect to participate in the virtual Annual Meeting, please vote as promptly as possible in order to ensure your representation at the Annual Meeting. You may vote online; by telephone, in accordance with instructions on your proxy card or voting instruction form; or by using the proxy card or voting instruction form provided with the printed Proxy Materials.

By Order of the Board,

/s/ Steven Katz
Steven Katz Chair of the Board New York, New York April 25, 2024
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 18, 2024
The Notice, the Proxy Statement and the Annual Report are available at www.proxyvote.com.

Whether or not you expect to participate in the virtual Annual Meeting, please vote as promptly as possible in order to ensure your representation at the Annual Meeting. You may vote online; by telephone, in accordance with instructions on your proxy card or voting instruction form; or by using the proxy card or voting instruction form provided with the printed Proxy Materials.

PROXY SUMMARY

This summary highlights information contained elsewhere in this proxy statement (this “Proxy Statement”). This summary does not contain all the information you should consider in voting your shares of common stock. Please read the complete Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 (the “Annual Report”) carefully before voting.

About the Company

DocGo Inc. (“we,” “us,” “our,” the “Company” or “DocGo”) is leading the proactive healthcare revolution with an innovative care delivery platform that includes mobile health services, remote patient monitoring and ambulance services. DocGo is helping to reshape the traditional four-wall healthcare system by providing high quality, highly affordable care to patients where and when they need it. DocGo’s proprietary technology and dedicated field staff of certified health professionals elevate the quality of patient care and drive business efficiencies for facilities, hospital networks and health insurance providers. With mobile health, DocGo empowers the full promise and potential of telehealth by facilitating healthcare treatment, in tandem with a remote physician, in the comfort of a patient’s home, workplace or other non-traditional locations. Together with DocGo’s integrated Ambulnz medical transport services, DocGo is bridging the gap between physical and virtual care.

Meeting Information

Date:	Tuesday, June 18, 2024
Time:	12:00 p.m. Eastern Time
Virtual Meeting:	www.virtualshareholdermeeting.com/DCGO2024
Record Date:	April 19, 2024

How to Vote

Your vote is important. You may vote your shares in advance of the Company’s 2024 Annual Meeting of Stockholders (the “Annual Meeting”) via the Internet; by telephone, in accordance with instructions on your proxy card or voting instruction form; or by using the proxy card or voting instruction form provided with the printed Proxy Statement and Annual Report (collectively, the “Proxy Materials”); or during the meeting by attending and voting electronically. Please refer to the section “How Do I Vote?” in the section entitled “Questions and Answers About the Proxy Materials and Voting” for detailed voting instructions. If you vote via the Internet or by telephone or plan to vote electronically during the Annual Meeting, you do not need to mail in a proxy card.

REGISTERED AND BENEFICIAL STOCKHOLDERS

INTERNET	TELEPHONE	MAIL

To vote before the meeting, visit www.proxyvote.com. To vote at the meeting, visit www.virtualshareholdermeeting.com/DCGO2024. You will need the control number printed on your Notice of Internet Availability of Proxy Materials (“Notice”), proxy card or voting instruction form. If you are a beneficial owner and your Notice does not contain the control number, please contact your bank, broker or other nominee.

Dial toll-free (1-800-690-6903) or dial the telephone number on your voting instruction form. You will need to follow the instructions and use the control number printed on your proxy card or voting instruction form.

If you received a proxy card or voting instruction form by mail, send your completed and signed proxy card or voting instruction form using the enclosed postage-paid envelope.

We first began sending our stockholders the Notice and made our Proxy Materials available on or about April 25, 2024.

i

Voting Matters

PROPOSAL #1 Election of Class III Director Nominees Named in this Proxy Statement

To elect the two Class III director nominees named in this Proxy Statement as Class III directors of the Company, to serve for a three-year term until the 2027 Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified or until their earlier resignation, death, disqualification or removal.

	🗸	Our Board of Directors (our “Board”) unanimously recommends that you vote “FOR ALL” director nominees named in this Proxy Statement.

PROPOSAL #2 Say on Pay	To approve, on a non-binding, advisory basis, the compensation of the Company’s named executive officers (“NEOs”).
	🗸	Our Board unanimously recommends that you vote “FOR” the approval of the compensation of the Company’s NEOs.

PROPOSAL #3 Say on Frequency	To conduct a non-binding and advisory vote on the frequency of future non-binding, advisory votes to approve the compensation of the Company’s NEOs.
	🗸	Our Board unanimously recommends that you vote for a frequency of “ONE YEAR” for future non-binding, advisory votes to approve the compensation of the Company’s NEOs.

PROPOSAL #4 Auditor Ratification	To ratify the appointment of Urish Popeck & Co., LLC (“Urish”) as the Company’s independent registered public accounting firm for the year ending December 31, 2024.
🗸

Our Board unanimously recommends that you vote “FOR” the ratification of the appointment of Urish as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024.

Information Regarding our Directors

Name	Age	Director Since	Class	Term Expires	Occupation	Independent	Committee Memberships and Board Leadership	Other Public Boards
Steven Katz	76	2021	III	2024	Chair of the Board; President of Steven Katz & Associates, Inc.	🗸	AC*FE CC NCGC	None
Lee Bienstock	40	2024	I	2025	Chief Executive Officer of DocGo		None	None
Michael Burdiek	64	2021	III	2024

Former Chief Executive Officer and Director of the Company (then known as Motion Acquisition Corp., or “Motion”) prior to the Business Combination (as defined herein) and current board member and advisor to public and private technology growth companies

						🗸	AC	Five9, Inc.
Vina Leite	55	2022	II	2026	Chief People Officer of GoodRx, Inc.	🗸	CC NCGC	Jamf Holding Corp.
Ira Smedra	75	2021	I	2025	Founder and President of the ARBA Group	🗸	AC CC* NCGC*	None
Ely D. Tendler	56	2021	I	2025	General Counsel and Secretary of DocGo		None	None
James M. Travers	72	2021	II	2026	Former Chairman of Motion and former executive at technology and software companies	🗸	None	None

____________

AC: Audit and Compliance Committee

CC: Compensation Committee

NCGC: Nominating and Corporate Governance Committee

*: Committee Chair

FE: Audit Committee Financial Expert

LEGAL MATTERS

Forward-Looking Statements.    This Proxy Statement includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act of 1934, as amended (the “Exchange Act”), including statements concerning expectations, beliefs, plans, objectives, goals, strategies, future events or performance and underlying assumptions and others. All statements other than statements of historical fact included in this Proxy Statement are forward-looking statements. Although we believe that the expectations and assumptions reflected in these statements are reasonable, there can be no assurance that these expectations will prove to be correct. Forward-looking statements are subject to many risks and uncertainties, including the risk factors that we identify in our filings with the U.S. Securities and Exchange Commission (the “SEC”), and actual results may differ materially from the results discussed in such forward-looking statements. We undertake no duty to update publicly any forward-looking statement that we may make, whether as a result of new information, future events or otherwise, except as may be required by applicable law, regulation or other competent legal authority. In addition, our sustainability and social responsibility goals, if any, are aspirational and may change. Statements regarding our goals are not guarantees or promises that they will be met.

Website References.    Website references throughout this document are inactive textual references and provided for convenience only, and the content on the referenced websites is not incorporated herein by reference and does not constitute a part of this Proxy Statement.

CORPORATE GOVERNANCE

Our business affairs are managed under the direction of our Board. Our Board has adopted a set of Principles of Corporate Governance as a framework for the governance of the Company, which is posted on our website located at https://ir.docgo.com/ under “Governance.”

Information Regarding Director Nominees and Continuing Directors

In accordance with our Amended and Restated Bylaws (as the same may be amended and/or restated from time to time, our “Bylaws”), the Board has fixed the number of directors constituting the Board at seven. Our Board is divided into three classes, with members of each class holding office for staggered three-year terms. There are currently three Class I directors, whose terms expire at the 2025 Annual Meeting of Stockholders; two Class II directors, whose terms expire at the 2026 Annual Meeting of Stockholders; and two Class III directors, who are up for election at this Annual Meeting for a term expiring at the 2027 Annual Meeting of Stockholders.

Biographical and other information regarding our director nominees and directors continuing in office, including the primary skills and experiences considered by our Nominating and Corporate Governance Committee in determining to recommend them as nominees, is set forth below.

Name	Class	Term Expires	Age (as of April 25)		Committee Membership
				Position	AC	CC	NCGC
Steven Katz	Class III	2024	76	Independent Chair of the Board	M*FE	M	M
Lee Bienstock	Class I	2025	40	Director, Chief Executive Officer
Michael Burdiek	Class III	2024	64	Independent Director	M
Vina Leite	Class II	2026	55	Independent Director		M	M
Ira Smedra	Class I	2025	75	Independent Director	M	M*	M*
Ely D. Tendler	Class I	2025	56	Director, General Counsel and Secretary
James M. Travers	Class II	2026	72	Independent Director

__________

AC: Audit and Compliance Committee

CC: Compensation Committee

NCGC: Nominating and Corporate Governance Committee

*: Committee Chair

FE: Audit Committee Financial Expert

Class III Director Nominees Standing for Election at this Annual Meeting
Steven Katz Chair of the Board	Age: 76	Director since: 2021	Committee(s): AC*FE, CC, NCGC
Background

Mr. Katz has served as a member of our Board since November 2021 and as the Chair of the Board since April 2024. He previously served as our Lead Independent Director from April 2023 to March 2024. Since 1982, he has also served as the President of Steven Katz & Associates, Inc., a life sciences/healthcare and technology-based management consulting firm focusing on strategic planning, products and services, licensing/strategic alliances and raising capital. Mr. Katz has led 13 corporate turnaround assignments as a Chief Executive Officer or Chief Operating Officer and has served on 15 public boards and six private boards, including NYSE, Nasdaq, AMEX and Bulletin Board companies. Since 2014, Mr. Katz has served as a member of the board of directors of Tiffen Holdings, Inc., a private company primarily engaged in the production and distribution of imaging accessories for the motion picture industry and the photography market. From 1983 to 1984, Mr. Katz served as Co-Founder and Executive Vice President of S.K.Y. Polymers, Inc., a bio-materials company. From 1981 to 1982, he served as Vice President and General Manager of a non-banking business unit of Citicorp (now Citigroup (NYSE: C)). From 1976 to 1980, Mr. Katz held various senior management positions at National Patent Development Corporation, a holding company, including serving as President of three subsidiaries. Earlier in his career, he worked at Revlon, Inc., a cosmetics company, and Price Waterhouse & Co. (now PricewaterhouseCoopers LLP). Mr. Katz has also advised many large non-profit healthcare entities and their boards. Mr. Katz earned his B.B.A. in Accounting from the City College of New York.

Qualifications and Skills
Mr. Katz is qualified to serve on our Board because of his extensive experience leading and advising life sciences and healthcare companies and his financial expertise.

Michael Burdiek	Age: 64	Director since: 2021	Committee(s): AC
Background

Mr. Burdiek has served as a member of our Board since November 2021. He previously served as Motion’s Chief Executive Officer and as a member of its board of directors from its formation in August 2020 until the business combination with Motion Merger Sub Corp., a Delaware corporation and a direct wholly owned subsidiary of Motion, and Ambulnz, Inc., a Delaware corporation (“Ambulnz”), which business combination (“Business Combination”) closed on November 5, 2021 (the “Closing Date”) and pursuant to which Motion changed its name to “DocGo Inc.” (the “Closing”). Mr. Burdiek served as President, Chief Executive Officer and director of CalAmp (Nasdaq: CAMP) from 2011 to March 2020. Prior to joining CalAmp, Mr. Burdiek served as President and Chief Executive Officer of Telenetics Corporation, a manufacturer of data communications products. Earlier in his career, Mr. Burdiek held a variety of technical and executive management roles at Comarco, Inc., a provider of test solutions to the wireless industry. Mr. Burdiek began his career as a design engineer with Hughes Aircraft Company. He currently serves as a member of the board of directors of Five9, Inc. (Nasdaq: FIVN), a SaaS cloud-based contact center software company, and IntelliShift, a provider of SaaS mobility management solutions. Mr. Burdiek earned his B.S. in Electrical Engineering from Kansas State University and his M.B.A. and M.S. in Electrical Engineering from California State University, Fullerton.

Qualifications and Skills
Mr. Burdiek is qualified to serve on our Board because of his extensive experience leading software and technology companies.

Class I Directors Continuing in Office
Lee Bienstock	Age: 40	Director since: 2024	Committee(s): None
Background

Mr. Bienstock has served as a member of our Board since April 2024 and as our Chief Executive Officer since September 2023. Previously, he served as our Chief Operating Officer from March 2022 to September 2023 and President from January 2023 to September 2023. Prior to joining the Company, he served at Alphabet Inc. (Nasdaq: GOOGL), a multinational technology and internet services company, in a variety of roles from 2011 to 2022, including most recently as the Global Head of Business Development at Google Devices and Services from June 2019 to March 2022 and as the Head of Partnerships at Google Fiber from 2014 to 2019. Mr. Bienstock received his M.B.A. from the Wharton School of Business at the University of Pennsylvania and his B.S. in Policy Analysis & Management with distinction from Cornell University.

Qualifications and Skills
Mr. Bienstock is qualified to serve on our Board because of his extensive leadership, operational and business experience and deep knowledge of the Company, its culture and its operations.

Ira Smedra	Age: 75	Director since: 2021	Committee(s): AC, CC*, NCGC*
Background

Mr. Smedra has served as a member of our Board since November 2021. He previously served as a director of Ambulnz from 2015 until the Business Combination. Mr. Smedra founded and has served as President of the ARBA Group, a real estate investment company with a healthcare portfolio including more than 150 skilled nursing facilities located in eight states and two acute care hospitals, since April 1971. Mr. Smedra earned his B.A. in Psychology from the University of California, Los Angeles.

Qualifications and Skills
Mr. Smedra is qualified to serve on our Board because of his extensive experience in the healthcare industry.

Ely D. Tendler	Age: 56	Director since: 2021	Committee(s): None
Background

Mr. Tendler has served as a member of our Board and as our General Counsel and Secretary since November 2021. Mr. Tendler previously served as General Counsel of Ambulnz from 2015 and as a director since 2019, holding both positions until the Business Combination. Mr. Tendler also serves as Principal of Ely D. Tendler Strategic & Legal Services PLLC (“EDTSLS”), and has over 25 years of experience as an attorney, combining the law with extensive transactional, operational and managerial experience. In addition to DocGo and his private practice, Mr. Tendler has held various senior legal and executive positions, including as Special Counsel and interim General Counsel for Oscar Insurance Corporation, an insurance company, from 2013 to 2017, Managing Member of the Olympia Group, a C-level advisory firm, from 2008 to 2018, and General Counsel and Chief Legal Officer for IDT Telecom and IDT Corporation (NYSE: IDT), a communications and payment services company, from 2003 to 2008. Previously, Mr. Tendler was an Associate at Kramer Levin Naftalis & Frankel LLP, a law firm, where he was involved with over $50 billion of mergers and acquisitions and securities offerings. He earned his J.D. from Yale Law School and his B.A. from Yeshiva University.

Qualifications and Skills
Mr. Tendler is qualified to serve on our Board because of his extensive senior corporate leadership and legal experience.

Class II Directors Continuing in Office
Vina Leite	Age: 55	Director since: 2022	Committee(s): CC, NCGC
Background

Ms. Leite has served as a member of our Board since November 2022. She has served as the Chief People Officer of GoodRx, Inc. (Nasdaq: GDRX), a publicly traded company that offers digital resources for healthcare, since 2022. From 2019 until 2022, Ms. Leite was the Chief People Officer at The Trade Desk (Nasdaq: TTD), a publicly traded technology company that empowers digital ad buyers to purchase data-driven digital advertising campaigns. From 2016 until 2019, Ms. Leite was the Chief People Officer of the cyber security firm Cylance Inc., where she led the company through rapid growth and succeeded in obtaining recognition for Cylance as one of the great places to work in Orange County, California. She left Cylance in 2019 when it was acquired by BlackBerry Limited. From 2014 to 2016, she was Senior Vice President and Chief Human Resource Officer at QLogic. Ms. Leite currently serves on the board of directors of Jamf Holding Corp. (Nasdaq: JAMF), a software company, and AHEAD, a privately-held company. Ms. Leite previously served on the board of Collectors Universe, Inc. until its take private acquisition in 2021. Ms. Leite is a member of the National Human Resources Association and the Society for Human Resources Management. Ms. Leite earned a bachelor’s degree in Management at Rhode Island College and a Master’s degree in Organizational Management from Capella University.

Qualifications and Skills
Ms. Leite is qualified to serve on our Board because of her leadership experience in human capital management at public companies.

James M. Travers	Age: 72	Director since: 2021	Committee(s): None
Background

Mr. Travers has served as a member of our Board since November 2021. He previously served as Chairman of the board of Motion from its formation in August 2020 until the Business Combination. Mr. Travers served as Chairman of the board of Fleetmatics Group PLC, a then-public company and global provider of mobile workforce solutions for service-based businesses of all sizes delivered as software-as-a-service, from 2013 to 2016 and served as its Chief Executive Officer from 2006 to 2016, where he was responsible for the company’s global operations and strategic direction. Prior to joining Fleetmatics, he served as Senior Vice President of the Americas of GEAC Computer Corporation Limited, a then-public software company, where he helped grow the company through a series of successful acquisitions in addition to delivering strong organic revenue growth. Prior to that, Mr. Travers served as Chief Executive Officer and Chief Operating Officer of Harbinger Corporation, a then-public company and leading provider of e-commerce software and services. Mr. Travers previously held senior level positions in sales, marketing and general management at Texas Instruments Inc. (Nasdaq: TXN), a semiconductor company. Mr. Travers earned his Business Administration degree from East Stroudsburg University of Pennsylvania.

Qualifications and Skills

Mr. Travers is qualified to serve on our Board because of his approximately 30 years of industry experience leading multinational companies selling and marketing high technology products and services and his diverse experience successfully building high growth companies in the public and private sectors.

Board Composition

Director Nomination Process

The Nominating and Corporate Governance Committee is responsible for, among other things, overseeing succession planning for directors and building a qualified board to oversee management’s execution of the Company’s strategy and safeguard the long-term interests of stockholders. In this regard, the committee is charged with developing and recommending Board membership criteria to the Board for approval, evaluating the composition of the Board annually to assess the skills and experience that are currently represented on the Board and the skills and experience that the Board may find valuable in the future, and identifying, evaluating and recommending potential director candidates.

In identifying potential candidates for Board membership, the Nominating and Corporate Governance Committee considers recommendations from directors, stockholders, management and others, including, from time to time, third-party search firms to assist it in locating qualified candidates. Once potential director candidates are identified, the committee, with the assistance of management, undertakes a vetting process that considers each candidate’s background, independence and fit with the Board’s priorities. As part of this vetting process, the committee, as well as other members of the Board and the Chief Executive Officer, may conduct interviews with the candidates. If the committee determines that a potential candidate meets the needs of the Board and has the desired qualifications, it recommends the candidate to the full Board for appointment or nomination and to the stockholders for election at the annual meeting.

Criteria for Board Membership

In assessing potential candidates for Board membership and in assessing Board composition, the Nominating and Corporate Governance Committee considers a wide range of factors and generally seeks to balance the following skills, experiences and backgrounds on the Board:

•        Industry Knowledge:    Experience within the healthcare industry, particularly in healthcare transportation and mobile healthcare services.

•        Financial Expertise:    Experience or expertise in finance, accounting, investment analysis, financial reporting processes and capital markets.

•        Leadership Experience:    Leadership roles at various organizations, including driving strategy execution, organizational growth and managing human capital.

•        Diverse Background:    Diversity of occupational and personal backgrounds, including diversity with respect to demographics such as gender, race, ethnic and national background, geography, age and sexual orientation.

In addition, the committee generally believes it is important for all Board members to possess the highest personal and professional ethics, integrity and values, an inquisitive and objective perspective, a sense for priorities and balance, the ability and willingness to devote sufficient time and attention to Board matters and a willingness to represent the long-term interests of all our stockholders.

Board Diversity

As discussed above, the Board and the Nominating and Corporate Governance Committee actively seek to achieve a diversity of occupational and personal backgrounds on the Board, including diversity with respect to demographics such as gender, race, ethnic and national background, geography, age and sexual orientation. The Nominating and Corporate Governance Committee assesses its effectiveness in balancing these considerations in connection with its annual evaluation of the composition of the Board. The Board continues to actively seek out women and minority candidates to include in the pool from which Board nominees are chosen and intends to add at least one diverse director by the Company’s 2025 Annual Meeting. The Nominating and Corporate Governance Committee assesses its effectiveness in balancing these considerations in connection with its annual evaluation of the composition of the Board.

In accordance with Nasdaq’s board diversity listing standards, we are disclosing aggregated statistical information about our Board’s self-identified gender and racial characteristics and LGBTQ+ status, as voluntarily confirmed to us by each of our directors.

Board Diversity Matrix (As of April 25, 2024)
Total Number of Directors	7
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	1	6	—	—
Part II: Demographic Background
African American or Black	1	—	—	—
Alaskan Native or Native American	—	—	—	—
Asian	—	—	—	—
Hispanic or Latinx	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	—	5	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	—	—	—	—
Did Not Disclose Demographic Background	1

Stockholder Recommendations for Directors

It is the Nominating and Corporate Governance Committee’s policy to consider written recommendations from stockholders for nominees for director. The committee considers nominees recommended by our stockholders in the same manner as a nominee recommended by our Board members or management. Any such recommendations should be submitted to the committee as described in the section titled “— Other Corporate Governance Practices and Policies — Communications with the Board” below and should include the following information: (i) all information about the nominee that is required to be disclosed pursuant to Regulation 14A of the Exchange Act; (ii) such person’s written consent to serving as a director, if elected, for the full term for which such person is standing for election; (iii) the name(s) and address(es) for each stockholder of record and beneficial owner of shares of common stock held in “street name” making the nomination and the number of shares of common stock that are owned beneficially and of record by each such stockholder and beneficial owner of shares of common stock held in “street name”; and (iv) such stockholder’s representation that he or she (or a qualified representative) intends to appear at the meeting to make such nomination.

Board Leadership Structure

We do not have a policy regarding whether the roles of the Chair of the Board and Chief Executive Officer should be separate or combined, and our Board believes that there is no single, generally accepted board leadership structure that is appropriate across all circumstances, and that the right structure may vary as circumstances change. As such, the Board periodically reviews its leadership structure to evaluate whether the structure remains appropriate for the Company, and may modify this structure from time to time as and when appropriate to best address the Company’s unique circumstances and advance the best interests of all stockholders.

Currently, the roles of Chair of the Board and Chief Executive Officer are separate. Effective as of March 31, 2024, Stan Vashovsky retired and stepped down as a director and Chair of the Board. In connection with Mr. Vashovsky’s stepping down, the Board appointed Steven Katz as the independent Chair of the Board, effective as of April 1, 2024. From April 2023 until March 2024, Mr. Katz served as the Lead Independent Director. Upon the appointment of Mr. Katz as the independent Chair of the Board, the independent directors of the Board determined that a separate Lead Independent Director was no longer necessary.

Our Board believes that this is the appropriate board leadership structure for us at this time. Separating the roles of the Chair of the Board and Chief Executive Officer enables our Chair to focus on leading the Board in carrying out its oversight and corporate governance responsibilities and our Chief Executive Officer to focus on leading the Company’s business and executing on its strategy, plans and initiatives.

The Board believes that its programs for overseeing risk, as described in the “Board Risk Oversight” section below, would be effective under a variety of leadership frameworks. Accordingly, the Board’s risk oversight function did not significantly impact its selection of the current leadership structure.

Executive Sessions

The independent directors generally have the opportunity to meet in executive sessions without management present at every regular Board meeting. The purpose of these executive sessions is to encourage and enhance communication among independent directors. Mr. Katz, our independent Chair of the Board, presides at executive sessions of independent directors.

Director Independence

Nasdaq listing rules require a majority of a listed company’s board of directors to be comprised of independent directors who, in the opinion of the board of directors, do not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Subject to specified exceptions, each member of a listed company’s audit, compensation and nominating committees must be independent, and audit and compensation committee members must satisfy additional independence criteria under the Exchange Act.

Our Board undertakes a review of its composition and the independence of each director annually. Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including the beneficial ownership of our capital stock by each non-employee director, our Board has determined that each of Messrs. Burdiek, Katz, Smedra and Travers and Ms. Leite qualifies as an “independent director” as defined by the Nasdaq listing rules. Mr. Vashovsky was not deemed to be independent under Nasdaq listing rules during the period he served on the Board because he is the founder of the Company and formerly served as its Chief Executive Officer. Messrs. Bienstock and Tendler are not deemed to be independent under Nasdaq listing rules by virtue of their respective roles as officers of the Company.

In addition, our Board has determined that each of the directors currently serving on the Audit and Compliance Committee (Messrs. Burdiek, Katz and Smedra) and the Compensation Committee (Messrs. Katz and Smedra and Ms. Leite) satisfy the heightened independence standards for audit committees and compensation committees, as applicable, established by the SEC and Nasdaq listing rules.

Board Committees

Our Board has a separately designated Audit and Compliance Committee, Compensation Committee and Nominating and Corporate Governance Committee, each of which is comprised solely of independent directors as required under the applicable Nasdaq listing rules and, if applicable, SEC rules, with the membership and responsibilities described below. Members serve on these committees until their resignation or until otherwise determined by our Board. Each of these committees is empowered to retain outside advisors as it deems appropriate, regularly reports its activities to the full Board and has a written charter, which is posted on our website located at https://ir.docgo.com/, under “Governance.”

Name	Audit and Compliance Committee	Compensation Committee	Nominating and Corporate Governance Committee
Lee Bienstock
Michael Burdiek	Member
Steven Katz	Chair	Member	Member
Vina Leite		Member	Member
Ira Smedra	Member	Chair	Chair
Ely D. Tendler
James M. Travers
# of Meetings in 2023	6	9	1

Audit and Compliance Committee.    The primary responsibility of our Audit and Compliance Committee is to exercise primary financial oversight on behalf of the Board. The Company’s management team is responsible for preparing financial statements, and the Company’s independent auditor is responsible for auditing those financial statements. The Audit and Compliance Committee is directly responsible for the selection, engagement, compensation, retention and oversight of the Company’s independent auditor. The Audit and Compliance Committee is also responsible for the review of any proposed related person transactions and has been designated by our Board to oversee cybersecurity risks.

Mr. Katz qualifies as an “audit committee financial expert,” as that term is defined in the rules and regulations established by the SEC, and all members of the Audit and Compliance Committee are financially literate in that each of them is able to read and understand fundamental financial statements, including the Company’s balance sheet, income statement and statement of cash flows, as required under the Nasdaq listing rules.

Compensation Committee.    The primary responsibilities of our Compensation Committee are to approve the compensation, including performance bonuses, payable to our executive officers and to administer the Company’s equity compensation plans. The Compensation Committee also acts on behalf of and in conjunction with the Board to establish or recommend the compensation of our executive officers and to provide oversight of our overall compensation programs and philosophy.

The Compensation Committee may delegate its authority to one or more subcommittees or to one member of the committee. The Compensation Committee may also delegate authority to review and approve the compensation of our employees to certain of our executive officers. The Compensation Committee has the authority to engage outside advisors, such as compensation consultants, to assist it in carrying out its responsibilities. The Compensation Committee has engaged Compensia, Inc. (“Compensia”) since 2021 to provide advice regarding the amount and form of executive and director compensation.

Nominating and Corporate Governance Committee.    The primary responsibilities of our Nominating and Corporate Governance Committee are to assist the Board in identifying and recommending individuals qualified to become members of the Board. The Nominating and Corporate Governance Committee is also responsible for evaluating the composition, size and governance of the Board and its committees; establishing a policy for considering stockholder nominees; reviewing the Principles of Corporate Governance and making recommendations to the Board regarding possible changes; and reviewing and monitoring compliance with our Code of Business Conduct and Ethics (the “Code”). The Nominating and Corporate Governance Committee oversees and make recommendations to the Board regarding sustainability matters relevant to the Company’s business, including Company policies, activities and opportunities.

Board Risk Oversight

We believe that risk management is an important part of establishing and executing on the Company’s business strategy. Our Board, as a whole and at the committee level, focuses its oversight on the most significant risks facing the Company and its processes to identify, prioritize, assess, manage and mitigate those risks. The committees oversee specific risks within their purview, as follows:

•        The Audit and Compliance Committee has overall responsibility for overseeing the Company’s practices with respect to risk assessment and management. Additionally, the committee is responsible for overseeing management of risks related to our financial statements and financial reporting processes, compliance, information technology and cybersecurity.

•        The Compensation Committee is responsible for overseeing management of risks related to our compensation policies and programs.

•        The Nominating and Corporate Governance Committee is responsible for overseeing management of risks related to director succession planning and corporate governance.

Our Board and its committees receive regular reports from members of the Company’s senior management on areas of material risk to the Company, including strategic, operational, financial, legal and regulatory risks. While our Board has an oversight role, management is principally tasked with direct responsibility for management and assessment of risks and the implementation of processes and controls to mitigate their effects on the Company.

Other Corporate Governance Practices and Policies

Director Attendance

The Board met nine times during the year ended December 31, 2023. During 2023, each member of the Board attended at least 75% of the aggregate number of meetings of the Board and the committees on which he or she served during the period in which he or she was on the Board or committee.

Directors are expected to attend the Annual Meeting of Stockholders absent unusual circumstances. Six directors then serving on the Board attended the 2023 Annual Meeting of Stockholders.

Communications with the Board

Stockholders and other interested parties may communicate with our Board or a particular director, including the Chair of the Board, by sending a letter addressed to the Board or a particular director to our Corporate Secretary at the address set forth on the first page of this Proxy Statement. These communications will be compiled and reviewed by our Corporate Secretary, who will determine whether the communication is appropriate for presentation to the Board or the particular director. The purpose of this screening is to allow the Board to avoid having to consider irrelevant or inappropriate communications (such as advertisements, solicitations and hostile communications).

Code of Conduct

Our Board has adopted a Code of Business Conduct and Ethics that establishes the standards of ethical conduct applicable to all our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. It addresses, among other matters, compliance with laws and policies, conflicts of interest, corporate opportunities, regulatory reporting, external communications, confidentiality requirements, insider trading, proper use of assets and how to report compliance concerns. A copy of the Code is available on our website located at https://ir.docgo.com/, under “Governance.” We intend to disclose any future amendments to the Code, and waivers of the Code of Ethics granted to executive officers and directors, on our website, within four business days following the date of the amendment or waiver, as and to the extent required under the SEC and Nasdaq rules.

Anti-Hedging Policy

We have a policy that prohibits our employees, officers, directors, consultants and contractors and their family members and controlled entities (as defined in our insider trading policy) from engaging in (a) short-term trading; (b) short sales; (c) transactions involving publicly traded options or other derivatives, such as trading in puts or calls with respect to Company securities; and (d) all hedging transactions.

Compensation Committee Interlocks and Insider Participation

None of the members of our Compensation Committee (i) has at any time during the prior three years been one of our officers or employees or (ii) had any relationship with the Company during fiscal year 2023 requiring disclosure under Item 404 of Regulation S-K. In addition, none of our executive officers currently serves, or in the past fiscal year has served, as a member of the board or compensation committee of any entity that has one or more executive officers serving on our Board or Compensation Committee.

DIRECTOR COMPENSATION

The Compensation Committee reviews our director compensation program on an annual basis. During 2023, the Compensation Committee, in consultation with Compensia, reviewed and approved certain updates to our director compensation program to better align with market practices. For 2023, our director compensation program consisted of the following:

•        for the first year of service, a one-time grant of stock options for any newly appointed non-employee directors (of which there were none in 2023) with a value of approximately $320,000, subject to ratable vesting over a three-year period;

•        for each year after the first year of service, a restricted stock unit (“RSU”) grant under the DocGo Inc. 2021 Stock Incentive Plan (“2021 Plan”) to each director other than Mr. Vashovsky with a value of approximately $170,000, subject to one-year cliff vesting;

•        annual cash retainers for Mr. Katz equal to an aggregate of $91,250, which consisted of the following: (i) $50,000 for service on our Board, (ii) $20,000 for service as chair of the Audit and Compliance Committee, (iii) $6,250 for service on the Compensation Committee, (iv) $5,000 for service on the Nominating and Corporate Governance Committee and (v) $10,000 for service as Lead Independent Director; and

•        a one-time cash payment of $10,000 to each director, paid in December 2023.

In accordance with our director compensation program, each director other than Mr. Vashovsky was granted 32,946 RSUs under the 2021 Plan on December 12, 2023, which vest on the first anniversary thereof.

In connection with his service as non-executive Chair of the Board in 2023, Mr. Vashovsky received the following compensation: (i) an aggregate of 52,438 fully vested RSUs, representing quarterly equity awards, each having a grant date fair value of approximately $79,500, and (ii) Company-paid healthcare coverage.

In March 2024, the Compensation Committee also, in consultation with Compensia, approved a one-time cash payment of $150,000 to Mr. Katz for his assistance, on behalf of the Board, with management transitions in 2023.

The table below sets forth the cash and other compensation earned by non-executive directors of our Company during the fiscal year ended December 31, 2023. For more information regarding the compensation earned by Mr. Bienstock and Mr. Tendler during fiscal year 2023, see “Executive Compensation” below.

Fiscal Year 2023 Director Compensation Table

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(2)	All Other Compensation ($)		Total ($)
Michael Burdiek	10,000	170,000	—	—		180,000
Steven Katz	251,250	170,000	—	—		421,250
Vina Leite	10,000	170,000	—	—		180,000
Ira Smedra	10,000	170,000	—	—		180,000
James M. Travers	10,000	170,000	—	—		180,000
Stanley Vashovsky	10,000	318,000	—	43,382	(3)	371,382

____________

(1)      Amounts in this column represent the aggregate grant date fair value of RSUs granted during fiscal year 2023, calculated in accordance with FASB ASC Topic 718 based on: (i) for each non-executive director other than Mr. Vashovsky, a per share price of $5.16, the closing price of our common stock on December 12, 2023, the grant date of such RSUs; and (ii) for Mr. Vashovsky, a per share price of (x) $8.61, the closing price of our common stock on May 12, 2023, with respect to 9,234 RSUs granted on such date; (y) $5.72, the closing price of our common stock on November 10, 2023, with respect to 27,797 RSUs granted on such date; and (z) $5.16, the closing price of our common stock on December 12, 2023, with respect to 15,407 RSUs granted on such date. As of December 31, 2023, each non-executive director other than Mr. Vashovsky held 32,946 RSUs, and Mr. Vashovsky did not hold any RSUs.

(2)      No options were granted to our directors during fiscal year 2023, as there were no newly appointed directors. As of December 31, 2023, the directors held the following outstanding stock options: (i) for Mr. Burdiek, 79,208 options; (ii) for Mr. Katz, 79,208 options; (iii) for Ms. Leite, 81,425 options; (iv) for Mr. Smedra, 79,208 options; (v) for Mr. Travers, 79,208 options; and (vi) for Mr. Vashovsky, 1,018,932 options.

(3)      Represents premiums for healthcare coverage paid on behalf of Mr. Vashovsky.

2024 Director Compensation Changes

In March 2024, the Compensation Committee, in consultation with Compensia, recommended and the Board approved the following updated annual cash compensation for Mr. Katz: (i) $76,300 for service on our Board; (ii) $24,700 for service as chair of the Audit and Compliance Committee, (iii) $7,500 for service on the Compensation Committee, (iv) $5,000 for service on the Nominating and Corporate Governance Committee, (v) $15,000 for service as Lead Independent Director (prorated based on the period of service in such role, January 1, 2024 through March 31, 2024) and (vi) $50,000 for service as non-executive Chair of the Board (prorated in 2024 from April 1, 2024, based on the period he serves in such role).

Mr. Vashovsky Consulting Agreement

On March 7, 2024, in anticipation of Mr. Vashovsky stepping down as a director and Chair of the Board effective March 31, 2024, the Company and Mr. Vashovsky entered into a separation and consulting agreement (the “Consulting Agreement”), pursuant to which Mr. Vashovsky will continue to serve as a consultant to the Company until March 31, 2025 to provide advisory services as may be requested from time to time by the Company’s executive officers or the Board and assist with maintaining the Company’s existing customer and investor relationships. As consideration for his services, Mr. Vashovsky will receive a quarterly equity grant having a grant date fair value of approximately $35,000 and Company-subsidized healthcare coverage.

PROPOSAL 1: ELECTION OF DIRECTORS

Our Nominating and Corporate Governance Committee has recommended, and our Board has approved, Steven Katz and Michael Burdiek as nominees for election as Class III directors at the Annual Meeting. If elected at the Annual Meeting, each nominee will serve until the 2027 Annual Meeting of Stockholders and until his successor has been duly elected and qualified, or, if sooner, until his earlier death, resignation, retirement, disqualification or removal. Information concerning these nominees and other continuing directors appears under “Information Regarding Director Nominees and Continuing Directors” above.

Our director nominees have indicated that they are willing and able to serve as directors. However, if either of them becomes unable or, for good cause, unwilling to serve, proxies may be voted for the election of such other person as shall be designated by our Board, or the Board may decrease the size of the Board or leave a vacancy.

Board Recommendation

The Board recommends a vote “FOR ALL” Class III director nominees set forth above.

EXECUTIVE OFFICERS

Biographical and other information regarding our executive officers is set forth below. There are no family relationships among any of our directors or executive officers.

Name	Age (as of April 25)	Position
Lee Bienstock(1)	40	Chief Executive Officer
Norman Rosenberg	54	Chief Financial Officer and Treasurer
Stephen Sugrue	52	Chief Compliance Officer
Ely D. Tendler(1)	56	Director, General Counsel and Secretary

____________

(1)      For the biographical information of Messrs. Bienstock and Tendler, see “Information Regarding Director Nominees and Continuing Directors” above.

Norman Rosenberg.    Mr. Rosenberg has served as our Chief Financial Officer since January 2023 and our Treasurer since September 2023. He has also served as the Chief Financial Officer of Ambulnz Holdings, LLC since January 2020. From January 2015 to December 2019, Mr. Rosenberg served in a variety of roles at AmTrust Financial, Inc., an insurance company, including as President of the Direct-to-Consumer Division and Chief Financial Officer of AmTrust’s global fee companies. He previously served as Chief Financial Officer of KDDI Global, a telecommunications company and a division of Japan’s KDDI Corporation, from March 2009 to December 2014, as Chief Financial Officer of the Americas for the Marsh, Inc., an insurance company and a division of Marsh & McLennan Companies, from August 2007 to October 2008, and as Chief Financial Officer of IDT Telecom (NYSE: IDT), a telecommunications company, from April 2001 to July 2007. Mr. Rosenberg also previously served as Vice President of Capital Markets at IDT Telecom from October 1999 to March 2001. From 1995 to 1999, Mr. Rosenberg worked as an equity analyst for Standard & Poor’s Corporation. Mr. Rosenberg earned his M.S. in Business from Johns Hopkins University and he is a Chartered Financial Analyst.

Stephen Sugrue.    Mr. Sugrue has served as our Chief Compliance Officer since March 2022, a role in which he is responsible for the oversight of the Company’s compliance and ethics functions. Previously, from January 2021 to March 2022, Mr. Sugrue served as our Vice President of Compliance and Counsel. He came to DocGo from Garnet Health, a medical center, where he served in various roles from July 2007 to January 2021, including as Chief Compliance Officer and Counsel. From November 2005 to July 2007, he worked at St. Vincent’s Midtown Hospital, a hospital in New York City, where he was Associate General Counsel and Compliance Officer. Mr. Sugrue has also worked as an attorney at several healthcare litigation firms and in the Office of the New York State Attorney General. He has a clinical background; he has worked as an EMT, Paramedic, Director of Operations for a large ambulance company and as a hospital critical care RN. Mr. Sugrue is a registered nurse and certified emergency nurse, and received his law degree and Health Law & Policy Certificate from the Pace University School of Law.

EXECUTIVE COMPENSATION

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis (“CD&A”) for the year ended December 31, 2023 with management of the Company. Based on such review and discussions, the Compensation Committee recommended to the Board that the CD&A be included in this Proxy Statement.

This report is provided by the following directors, who serve on the Compensation Committee:

Ira Smedra (Chair)
Steven Katz

Vina Leite

Compensation Discussion and Analysis

Named Executive Officers

This CD&A provides an overview of our executive compensation program for our NEOs during 2023, other than Mr. Tendler. Mr. Tendler is compensated for his services to the Company as General Counsel and Secretary through EDTSLS, a law firm owned by Mr. Tendler, as described under “— Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table — Agreement with Mr. Tendler” below, and also receives equity awards as described under “— Elements of Executive Compensation — Long-Term Equity Compensation” below.

Our NEOs for 2023, who appear in the section “— 2023 Summary Compensation Table,” are as follows:

Named Executive Officer	Title
Lee Bienstock(1)	Chief Executive Officer and Director
Anthony Capone(1)	Former Chief Executive Officer
Norman Rosenberg(2)	Chief Financial Officer and Treasurer
Stephen Sugrue	Chief Compliance Officer
Ely D. Tendler	General Counsel, Secretary and Director
Andre Oberholzer(2)	Executive Vice President of Strategy; Former Treasurer and Executive Vice President of Capital Markets

____________

(1)      Effective as of September 15, 2023, Mr. Capone resigned as our Chief Executive Officer. In connection with Mr. Capone’s resignation, the Board appointed Mr. Bienstock, our then-President and Chief Operating Officer, to succeed Mr. Capone as our Chief Executive Officer.

(2)      Effective as of September 1, 2023, Mr. Oberholzer transitioned from his role as the Company’s Treasurer and Executive Vice President of Capital Markets and Strategy to his new role as Executive Vice President of Strategy, and Mr. Rosenberg was appointed as the Company’s Treasurer, in addition to his role as the Company’s Chief Financial Officer. In light of these changes to Mr. Oberholzer’s role and his responsibilities within the Company, the Board also determined that Mr. Oberholzer is no longer an “officer” for purposes of Section 16 of the Exchange Act, nor an “executive officer” under Rule 3b-7 of the Exchange Act.

2023 Business Highlights

Highlights of our 2023 performance are summarized below.

•        Revenues increased to $624.2 million, compared to $440.5 million for 2022, an increase of 42%.

•        Net income was $10.0 million, compared to $30.7 million for 2022, a decrease of 67%. The decline in net income in 2023 was due to the increase in non-cash, stock-based compensation and the recording of an income tax provision in 2023, compared to an income tax benefit in 2202.

•        2023 adjusted EBITDA amounted to $54.0 million compared to $41.3 million for 2022, an increase of 31%. A reconciliation of adjusted EBITDA to net income is provided in Appendix A.

Executive Compensation Philosophy, Objectives and Design

Our executive compensation program is designed to align executive compensation with DocGo’s business objectives and the creation of stockholder value, while enabling DocGo to attract, motivate and retain individuals who contribute to the long-term success of the Company. Decisions regarding executive compensation reflect our belief that the executive compensation program must be competitive in order to attract and retain our executive officers.

Compensation for our executive officers has three primary components, as discussed below in the section entitled “— Elements of Executive Compensation”: base salary, an annual incentive bonus and long-term incentive compensation. The Compensation Committee seeks to implement our compensation policies and philosophies by linking a significant portion of our executive officers’ cash compensation to performance objectives and by providing a portion of their compensation as long-term incentive compensation in the form of equity awards.

Compensation-Setting Process

Role of the Compensation Committee

The Compensation Committee is responsible for overseeing all aspects of our executive compensation program, including executive salaries, performance bonuses and equity awards. The Compensation Committee reviews and recommends to the Board the compensation of our Chief Executive Officer and reviews and approves the compensation of our other executive officers. For more information regarding the responsibilities of the Compensation Committee, see the section entitled “Corporate Governance — Board Committees.”

Role of Management

In setting executive officer compensation for 2023, the Compensation Committee considered information from management regarding Company and individual performance and the achievement of strategic goals. Our Chief Executive Officer also provided his recommendations regarding the compensation level of our other executive officers.

Role of Compensation Consultant

The Compensation Committee has engaged Compensia as its independent compensation consultant since 2021. For 2023, Compensia provided advice to the Compensation Committee regarding compensation trends and issues, the types and amounts of compensation that we provided to our executive officers and directors and how our compensation practices compared to the compensation practices of peer companies.

The Compensation Committee has reviewed, and will continue to periodically review, its relationship with Compensia and considered Compensia’s independence under applicable SEC and Nasdaq rules and determined that the engagement of Compensia did not raise any conflict of interest.

Comparative Market Data

The Compensation Committee reviews market data for compensation provided by Compensia at least annually and considers such information when setting executive compensation. For 2023, the compensation peer group was selected from companies meeting all or some of the following criteria:

•        U.S.-headquartered healthcare/technology companies

•        Revenue of $143 million to $1.3 billion

•        Market capitalization of $261 million to $4.2 billion

In December 2022, the Compensation Committee reviewed and approved the Company’s peer group for purposes of evaluating 2023 executive compensation levels that included the companies below. The Company ranked 47% on revenue and 30% on market capitalization among the peer group as of December 2022.

• Addus HomeCare Corporation	• Fulgent Genetics, Inc.	• Privia Health Group, Inc.
• Agiliti, Inc.	• GoodRx Holdings, Inc.	• Progyny, Inc.
• American Well Corporation	• Health Catalyst, Inc.	• Sharecare, Inc.
• Astrana Health Inc. (f/k/a Apollo Medical Holdings, Inc.)	• Hims & Hers Health, Inc.	• The Pennant Group, Inc.
• CareMax, Inc.	• NextGen Healthcare, Inc.	• Viemed Healthcare, Inc.
• Certara, Inc.	• OraSure Technologies, Inc.
• Definitive Healthcare Corp.	• Phreesia, Inc.

Elements of Executive Compensation

Compensation for our executive officers has three primary components: base salary, an annual incentive bonus and long-term incentive compensation.

Compensation Mix

The Board believes that our current executive compensation program includes an appropriate balance of short- and long-term performance incentives, encourages long-term retention of executives and aligns executive compensation with DocGo’s business objectives and the creation of stockholder value. For 2023, 47% of target compensation for our Chief Executive Officer, Mr. Bienstock, was performance-based, and approximately 37% of the target annual compensation for the other NEOs (on average, excluding Messrs. Capone and Tendler) was performance based, reflecting DocGo’s pay-for-performance philosophy.

The following charts illustrate the 2023 mix of target compensation (including base salary as of December 31, 2023, target annual bonus based on such base salary, and the grant date fair value of time-based and performance-based long-term incentive awards granted in 2023, excluding any such awards granted in lieu of base salary or bonus payments) for our Chief Executive Officer and the other NEOs (on average, excluding Messrs. Capone and Tendler).

2023 Compensation: Three Views

Consistent with our pay-for-performance philosophy, our executive compensation program is designed to align the value to be received by each NEO with the Company’s actual performance and stockholder value creation. The actual value of equity awards received by each NEO at vesting can differ substantially from the grant date fair values calculated and reported in the Summary Compensation Table and related tables as required by the SEC. To assist stockholders in better understanding the 2023 compensation of our NEOs, the graph below provides three views of compensation:

•        SEC Compensation.    This view reflects the total 2023 compensation for our Chief Executive Officer and the other NEOs (on average, excluding Messrs. Capone and Tendler) as reported in the “2023 Summary Compensation Table” below.

•        Realized Compensation.    This view reflects the compensation actually received by our Chief Executive Officer and the other NEOs (on average, excluding Messrs. Capone and Tendler) in 2023, including: (i) actual base salaries paid in 2023; (ii) executive health and welfare benefit premiums paid on behalf of the NEOs; and (iii) the value at vesting of restricted stock and RSUs that vested during 2023 based on the closing price of our common stock on the vesting date, including the bonuses earned for 2022 performance that were paid in 2023 as grants of fully vested shares of common stock. Such amounts do not reflect the 2023 Bonuses (as defined below), which were paid in 2024. No amounts are included for any stock options that vested in 2023, as the exercise prices of such options were in excess of the closing price of our common stock on the applicable vesting dates and thus underwater. Realized compensation is not a substitute for the amounts reported as SEC compensation.

•        Value of Compensation as of April 1, 2024.    This view reflects the total 2023 compensation for our Chief Executive Officer and the other NEOs (on average, excluding Messrs. Capone and Tendler) as reported in the “2023 Summary Compensation Table” below, adjusted to reflect: (i) the fair value of unvested 2023 equity awards calculated based on a per share price of $4.04, the closing price of our common stock on April 1, 2024, rather than the closing price of our common stock on the respective grant dates (and in the case of options, using the Black-Scholes option pricing model); and (ii) the fair value as of the vesting date of 2023 equity awards that vested during 2023 calculated based on the closing price of our common stock on the vesting date (and in the case of options, using the Black-Scholes option pricing model). These amounts are not a substitute for the amounts reported as SEC compensation.

$14,000,000
$12,000,000
$10,000,000
$8,000,000
$6,000,000
$4,000,000
$2,000,000
$-
Lee Bienstock
Other NEOs
SEC Compensation
Realized Compensation
Value of Compensation as of 4/1/2024

Base Salary

We believe that base salary should be fair to the executive officers, competitive within the industry and reasonable in light of our cost structure. The Compensation Committee reviews the base salaries of NEOs annually (or at the time of hiring or promotion) and sets such base salaries, in consultation with Compensia, after considering factors such as job responsibilities, individual and Company performance and the base salaries of similar roles within our compensation peer group.

In March 2023, the Compensation Committee approved the following changes in base salary in connection with such individuals’ respective promotions, effective April 1, 2023:

•        an increase in Mr. Bienstock’s base salary of approximately 18% from $415,000 to $490,000;

•        an increase in Mr. Rosenberg’s base salary of approximately 32% from $321,000 to $425,000; and

•        an increase in Mr. Oberholzer’s base salary of approximately 19% from $412,000 to $490,000.

In March 2023, the Compensation Committee also recommended and the Board approved an increase in Mr. Capone’s base salary of approximately 41% from $425,000 to $600,000 in connection with his promotion to Chief Executive Officer.

In lieu of making the increases to base salary described above retroactive to January 1, 2023, on May 12, 2023, the Compensation Committee granted shares of our common stock to each of Messrs. Bienstock, Rosenberg, Oberholzer and Capone with grant date fair values of approximately $18,750, $26,000, $19,500 and $43,750, respectively.

In addition, in August 2023, the Compensation Committee approved an increase in Mr. Sugrue’s base salary of approximately 16% from $321,000 to $372,000, and in September 2023, the Compensation Committee approved an increase in Mr. Bienstock’s base salary of approximately 60% from $490,000 to $785,000 in connection with his appointment to the role of Chief Executive Officer. The base salary as of December 31, 2023 (or, for Mr. Capone, as of his separation date) for each of our NEOs were as follows:

Named Executive Officer	Base Salary
Lee Bienstock	$785,000
Anthony Capone	$600,000
Norman Rosenberg	$425,000
Stephen Sugrue	$372,000
Andre Oberholzer	$490,000

Annual Bonuses

DocGo utilizes annual incentive bonuses for the executive officers to tie a portion of their compensation to financial objectives within the applicable fiscal year. The annual incentive bonuses for 2023 were based on the Company’s achievement of revenue (75% weight) and adjusted EBITDA (25% weight) goals established by the Compensation Committee at the beginning of 2023. Adjusted EBITDA is a non-GAAP financial measure. Information regarding the Company’s calculation of adjusted EBITDA is provided in Appendix A.

The Compensation Committee selected revenue and adjusted EBITDA as the two primary factors in establishing annual incentive compensation in order to align with (i) the Company’s strategic objective to maximize revenue growth, while maintaining a focus on adjusted EBITDA, and (ii) the creation of long-term stockholder value. The 2023 revenue target (“Revenue Target”) was $505 million (requiring 15% growth compared to 2022 revenue) and the 2023 adjusted EBITDA target (“Adjusted EBITDA Target”) was $47.5 million (requiring 15% growth compared to 2022 adjusted EBITDA). Achievement of the Revenue Target and the Adjusted EBITDA Target would result in payment of 100% of each NEO’s target bonus:

Named Executive Officer	Target Bonus (% of Base Salary Earned)(1)
Lee Bienstock	100%
Anthony Capone	100%
Norman Rosenberg	75%
Stephen Sugrue	50%
Andre Oberholzer	75%

____________

(1)      In August 2023, Mr. Sugrue’s target bonus as a percentage of base salary increased from 30% to 50%. In connection with his promotion to Chief Executive Officer, Mr. Bienstock’s target bonus as a percentage of base salary increased from 80% to 100%.

In March 2024, the Compensation Committee reviewed the Company’s performance against the Revenue Target and Adjusted EBITDA Target and determined that each NEO earned their full target bonus for 2023 based on the performances set forth below:

Performance Goal	Weighting	Target	Actual	Actual as % of Target
Revenue	75%	$505 million	$624.2 million	124%
Adjusted EBITDA	25%	$47.5 million	$54.0 million	114%

In reviewing the Company’s performance for 2023, the Compensation Committee determined that it was appropriate to further reward the NEOs for significantly above target performance. The table below shows each NEO’s target annual bonus earned and the approved total annual bonus for 2023 after giving effect to the Compensation Committee’s discretionary adjustment for each NEO. The 2023 annual bonuses (the “2023 Bonuses”) were paid 50% in cash and 50% in grants of RSUs that vest in six equal quarterly installments beginning April 1, 2024.

Name	Target Bonus Earned	Total 2023 Annual Bonus
Lee Bienstock	506,625	$1,600,000
Anthony Capone	600,000	$—
Norman Rosenberg	318,750	$975,000
Stephen Sugrue	186,000	$500,000
Andre Oberholzer	367,500	$975,000

Long-Term Equity Compensation

DocGo utilizes stock options and RSUs to reward long-term performance of the executive officers. In December 2023, the Compensation Committee also introduced performance-based RSUs (“PSUs”) into the executive compensation program, which are earned based on the attainment of certain performance targets set by the Compensation Committee. DocGo believes that providing a meaningful portion of the total compensation package in the form of long-term equity awards will align the incentives of its executive officers with the interests of its stockholders and serve to motivate and retain the individual executive officers. Long-term equity awards are granted under the 2021 Plan.

On May 12, 2023 the Compensation Committee approved:

•        To Mr. Bienstock, pursuant to his offer letter as Chief Operating Officer, a grant of 210,843 stock options, exercisable at $8.61 per share, and 121,951 RSUs;

•        Annual top-up stock option grants to Messrs. Capone, Rosenberg and Oberholzer in the amounts of 73,494, 106,627 and 166,867, respectively, each exercisable at $8.61 per share; and

•        A merit-based grant of 4,472 RSUs to Mr. Sugrue for the quarterly period ended March 31, 2023.

Such equity awards will vest in four equal annual installments on each of the first four anniversaries of the grant date, other than Mr. Sugrue’s grant, which vested in full on November 12, 2023.

On August 11, 2023, the Compensation Committee approved the grant of 85,485 stock options to Mr. Sugrue, exercisable at $10.03 per share and vesting in four equal annual installments on each of the first four anniversaries of the grant date.

On December 12, 2023, the Compensation Committee approved:

•        To Mr. Bienstock, in connection with his appointment as Chief Executive Officer: (i) a grant of 160,599 stock options, each exercisable at $5.16 per share, 1/16th which vested on December 31, 2023, and the rest of which will vest in four equal annual installments on each of the first four anniversaries of the grant date; and (ii) a grant of 100,581 RSUs, 1/16th of which vested on December 31, 2023 and the rest of which will vest in four equal annual installments on each of the first four anniversaries of the grant date.

•        Annual RSU grants for fiscal year 2024, each vesting in four equal annual installments on each of the first four anniversaries of the grant date, in the following amounts: (i) 581,395 to Mr. Bienstock; (ii) 213,178 to Mr. Rosenberg, (iii) 96,899 to Mr. Sugrue, (iv) 193,798 to Mr. Oberholzer, and (v) 96,899 to Mr. Tendler. Mr. Tendler also received a grant of 32,946 RSUs on such date relating to his service as a director, which vests in full on December 12, 2024.

•        PSU grants for fiscal year 2024 performance, each vesting in four equal installments on the Certification Date (as defined below) and the three subsequent anniversaries of the grant date, subject to the achievement during fiscal 2024 of a revenue performance target set by the Compensation Committee, in the following target amounts: (i) 581,395 to Mr. Bienstock; (ii) 213,178 to Mr. Rosenberg, (iii) 96,899 to Mr. Sugrue and (iv) 193,798 to Mr. Oberholzer. Following the end of fiscal year 2024, the Compensation Committee will certify the final level of achievement of the revenue performance target and the actual number of PSUs earned by each participating NEO (such date of certification, the “Certification Date”). The number of PSUs earned ranges from 0% to 125% of target, with 50% of the target PSUs becoming earned for threshold performance. The Compensation Committee selected revenue as the relevant metric in order to align with the Company’s strategic objective to maximize revenue growth and the creation of long-term stockholder value.

Perquisites and Other Benefits

Perquisites and other personal benefits are not a significant component of our executive compensation program. However, our NEOs are eligible to participate in our employee benefit plans, including medical, dental, vision, life, disability, health and dependent care flexible spending accounts and accidental death and dismemberment benefit plans, in each case on the same basis as all of its other employees, except that we pay 100% of the premiums for medical benefits for our NEOs as disclosed in the 2023 Summary Compensation Table below. DocGo does not maintain or sponsor any nonqualified deferred compensation plan or defined benefit pension plan. DocGo maintains a tax-qualified defined contribution 401(k) plan which allows for eligible employees, including the NEOs, to defer portions of their eligible compensation up to limits established by the Internal Revenue Code. We did not provide for any matching or other company contributions under the 401(k) plan during 2023.

Other Compensation Matters and Policies

Clawback Policy

In November 2023, the Company adopted a clawback policy in compliance with Nasdaq listing rules as required by Rule 10D-1 of the Exchange Act. This policy applies to all officers of the Company (as defined under Section 16 of the Exchange Act), including the NEOs, and requires the Company to recoup excess incentive-based compensation, whether cash- or equity-based, received by current or former officers during a three-year look-back period in the event that the Company is required to prepare an accounting restatement of the Company’s financial statements due to material noncompliance with any financial reporting requirement under federal securities laws (including any such correction that is material to the previously issued financial statements, or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period).

Anti-Hedging Policy

We have a policy that prohibits our employees, officers, directors, consultants and contractors and their family members and controlled entities (as defined in our insider trading policy) from engaging in (a) short-term trading; (b) short sales; (c) transactions involving publicly traded options or other derivatives, such as trading in puts or calls with respect to Company securities; and (d) all hedging transactions.

Compensation Risk Assessment

The Compensation Committee is responsible for overseeing the assessment of the risks related to our compensation policies and programs applicable to executive officers and other employees and reviewing the results of this assessment. In early 2024, management of the Company, with input from Compensia, performed an assessment of our compensation policies and programs and concluded that such policies and programs do not create risks that are reasonably likely to have a material adverse effect on the Company. The Compensation Committee has reviewed such report and has agreed with such conclusion.

2023 Summary Compensation Table

The following table summarizes the compensation awarded to, earned by or paid to our NEOs for the fiscal years ended December 31, 2023, 2022 and 2021.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)		Option Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)(5)	All Other Compensation ($)(6)	Total ($)
Lee Bienstock	2023	581,948	1,093,375	7,568,992		1,568,733	506,625	31,345	11,351,018
Chief Executive Officer and Former President and Chief Operating Officer	2022	415,000	467,500	1,049,999		1,718,000	207,500	22,587	3,880,586
Anthony Capone	2023	393,357	—	—		366,000	—	169,545	928,902
Former Chief Executive Officer and Former President	2022	425,000	664,750	—		4,198,000	310,250	5,040	5,603,040
	2021	300,000	1,300,000	—		4,198,000	—	18,211	5,816,111
Norman Rosenberg	2023	427,694	656,250	2,199,997		531,002	318,750	31,345	4,165,038
Chief Financial Officer and Treasurer
Stephen Sugrue	2023	359,914	314,000	1,038,502		536,846	186,000	4,438	2,439,700
Chief Compliance Officer
Ely D. Tendler	2023	—	—	670,000	(7)	—	—	926,370	1,596,370
General Counsel, Secretary and Director
Andre Oberholzer	2023	488,008	607,500	1,999,995		830,998	367,500	14,452	4,308,453
Executive Vice President of Strategy; Former Executive Vice President of Strategy and Capital Markets and Treasurer and Former Chief Financial Officer	2022	428,905	617,657	—		1,469,000	257,343	19,257	2,792,163
	2021	309,992	1,425,000	—		1,469,000	—	19,257	3,223,249

____________

(1)      The amounts reported in this column for 2023 for Messrs. Bienstock, Capone, Rosenberg and Oberholzer include shares of common stock granted to such individuals on May 12, 2023 in lieu of making increases to base salary retroactive to January 1, 2023. The grant date fair values of such shares, computed in accordance with FASB ASC Topic 718 based on a per share price of $8.61, the closing price of our common stock on the grant date, are as follows: (i) for Mr. Bienstock, $18,750; (ii) for Mr. Capone, $43,750; (iii) for Mr. Rosenberg, $26,000; and (iv) for Mr. Oberholzer, $19,500. See “— 2023 Grants of Plan-Based Awards Table” below.

(2)      The amounts reported in this column for 2023 reflect the discretionary portion of the 2023 annual bonuses. As described in footnote (5) below, the total annual bonus for 2023 was paid 50% in RSUs.

(3)      The amounts reported in this column represent the aggregate grant date fair value of RSUs and PSUs granted under the 2021 Plan computed in accordance with FASB ASC Topic 718. These amounts do not reflect the value that may be realized by each NEO with respect to these awards. For 2023, (i) the grant date fair value as reported in this column with respect to a portion of the RSUs granted to Messrs. Bienstock and Sugrue is based on a per share price of $8.61, the closing price of our common stock on May 12, 2023, the date of such grants; (ii) the grant date fair value with respect to the remaining RSUs is based on a per share price of $5.16, the closing price of our common stock on December 12, 2023, the date of such grants; and (iii) the grant date fair value with respect to the PSUs is based on a per share price of $5.16, the closing price of our common stock on December 12, 2023, the date of grant, and. target performance, which is the most probable outcome as of the grant date with respect to performance. Assuming that the highest level of performance conditions is achieved for all PSUs, the grant date fair values of the PSUs included in the 2023 value for Messrs. Bienstock, Rosenberg, Sugrue and Oberholzer would have been $4,062,498, $1,489,581, $677,082 and $1,354,164, respectively. For more information regarding the RSUs and PSUs granted to our NEOs in 2023, see “— 2023 Grants of Plan-Based Awards Table” below. For more information regarding the assumptions underlying such calculations, see Note 14 to our consolidated financial statements for the fiscal years ended December 31, 2023 located in our Annual Report.

(4)      The amounts reported in this column represent the grant date fair value computed in accordance with FASB ASC Topic 718 of stock options granted under the 2021 Plan. These amounts do not reflect the value that may be realized by each NEO with respect to these awards. For information regarding the assumptions underlying the calculations with respect to options granted in 2023, see Note 14 to our consolidated financial statements for the fiscal years ended December 31, 2023 located in our Annual Report. For more information regarding the options granted to our NEOs in 2023, see “— 2023 Grants of Plan-Based Awards Table” below.

(5)      The amounts reported in this column for 2023 reflect the portion of the 2023 annual bonuses associated with each NEO’s earned target bonus amount. Each of the NEOs receiving a bonus for 2023 received 50% of such bonus in RSUs vesting in six equal quarterly installments beginning April 1, 2024, which RSUs were granted on March 15, 2024. The grant date fair values of such grants as reported in this column were computed in accordance with FASB ASC Topic 718 based on a per share price of $3.66, the closing price of our common stock on the date of such grants. Such grant date fair values do not reflect the value that may be realized by each NEO with respect to these awards. The amounts reported in this column for 2022 reflect the portion of the 2022 annual bonuses associated with each NEO’s earned target bonus amount, which were inadvertently reported in the “Bonus” column in the 2022 Summary Compensation Table.

(6)      The amounts reported in this column include executive health and welfare benefit premiums paid on behalf of each NEO other than Mr. Tendler during the applicable year. The amount in this column for Mr. Capone includes $157,500 in compensation earned under the Transition Agreement during 2023, as described under “— Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table — Mr. Capone Transition Agreement” below. The amount in this column for Mr. Tendler represents (i) the fees earned by EDTSLS for legal services rendered to the Company in 2023 and (ii) a one-time cash payment in the amount of $10,000 for Mr. Tendler’s service as a director of the Company paid in 2023. Mr. Tendler did not receive a salary or other employment benefits for his role as General Counsel and Secretary to the Company. See “— Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table — Agreement with Mr. Tendler” below.

(7)      This amount also includes RSUs granted under the 2021 Plan to Mr. Tendler for service as a director with a grant date fair value of approximately $170,000, computed in accordance with FASB ASC Topic 718 based on a per share price of $5.16, the closing price of our common stock on December 12, 2023, the grant date of such RSUs.

2023 Grants of Plan-Based Awards Table

The following table presents the plan-based awards granted to the NEOs during the fiscal year ended December 31, 2023.

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(2)			Estimated Possible Payouts Under Equity Incentive Plan Awards(3)			All Other Stock Awards: Number of Shares of Stock or Units (#)(4)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards(5)
Name	Grant Date	Approval Date(1)	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Lee Bienstock
Restricted Stock	03/16/2023	03/16/2023	—	—	—	—	—	—	82,518	—	—	$675,000
RSUs	05/12/2023	05/11/2023	—	—	—	—	—	—	121,951	—	—	$1,049,998
Restricted Stock	05/12/2023	05/11/2023	—	—	—	—	—	—	2,178	—	—	$9,177
Options	05/12/2023	05/11/2023	—	—	—	—	—	—	—	210,843	8.61	$1,049,998
RSUs	12/12/2023	12/12/2023	—	—	—	—	—	—	100,581	—	—	$518,998
RSUs	12/12/2023	12/12/2023	—	—	—	—	—	—	581,395	—	—	$2,999,998
PSUs	12/12/2023	12/12/2023	—	—	—	290,698	581,395	726,744	—	—	—	$2,999,998
Options	12/12/2023	12/12/2023	—	—	—	—	—	—	—	160,599	5.16	$518,735
2023 Bonus	—	—	—	506,625	—	—	—	—	—	—	—	—
Anthony Capone
Restricted Stock	03/16/2023	03/16/2023	—	—	—	—	—	—	119,193	—	—	$975,000
Restricted Stock	05/12/2023	05/11/2023	—	—	—	—	—	—	5,081	—	—	$19,555
Options	05/12/2023	05/11/2023	—	—	—	—	—	—	—	73,494	8.61	$366,000
2023 Bonus	—	—	—	600,000	—	—	—	—	—	—	—	—
Norman Rosenberg
Restricted Stock	03/16/2023	03/16/2023	—	—	—	—	—	—	79,462	—	—	$650,000
Restricted Stock	05/12/2023	05/11/2023	—	—	—	—	—	—	3,020	—	—	$12,726
Options	05/12/2023	05/11/2023	—	—	—	—	—	—	—	106,627	8.61	$531,002
RSUs	12/12/2023	12/12/2023	—	—	—	—	—	—	213,178	—	—	$1,099,998
PSUs	12/12/2023	12/12/2023	—	—	—	106,589	213,178	266,473	—	—	—	$1,099,998
2023 Bonus	—	—	—	318,750	—	—	—	—	—	—	—	—
Ely D. Tendler
RSUs	12/12/2023	12/12/2023	—	—	—	—	—	—	96,899	—	—	$499,999
RSUs	12/12/2023	12/12/2023	—	—	—	—	—	—	32,946	—	—	$170,001
Stephen Sugrue
Restricted Stock	05/12/2023	05/11/2023	—	—	—	—	—	—	4,472	—	—	$38,504
Options	08/11/2023	08/10/2023	—	—	—	—	—	—	—	85,485	10.03	$536,846
RSUs	12/12/2023	12/12/2023	—	—	—	—	—	—	96,899	—	—	$499,999
PSUs	12/12/2023	12/12/2023	—	—	—	48,450	96,899	121,124	—	—	—	$499,999
2023 Bonus	—	—	—	186,000	—	—	—	—	—	—	—	—
Andre Oberholzer
Restricted Stock	03/16/2023	03/16/2023	—	—	—	—	—	—	106,968	—	—	$875,000
Restricted Stock	05/12/2023	05/11/2023	—	—	—	—	—	—	2,265	—	—	$14,752
Options	05/12/2023	05/11/2023	—	—	—	—	—	—	—	166,867	8.61	$830,998
RSUs	12/12/2023	12/12/2023	—	—	—	—	—	—	193,798	—	—	$999,998
PSUs	12/12/2023	12/12/2023	—	—	—	96,899	193,798	242,248	—	—	—	$999,998
2023 Bonus	—	—	—	367,000	—	—	—	—	—	—	—	—

____________

(1)      The “Approval Date” refers to the date on which the Compensation Committee approved the equity grant. See “Compensation Discussion and Analysis — Elements of Executive Compensation — Long-Term Equity Compensation.”

(2)      The amounts reported in these columns represent the threshold, target and maximum of the 2023 annual bonus opportunity for each participating NEO. The actual bonus earned by each participating NEO for 2023 was determined by the Compensation Committee in early 2024, as described above under “Compensation Discussion and Analysis — Elements of Executive Compensation — Annual Bonuses,” and is set forth in the “Bonus” and “Non-Equity Incentive Plan Compensation” columns of the 2023 Summary Compensation Table.

(3)      The amounts reported in these columns represent the threshold, target and maximum number of PSUs granted in 2023. The actual number of annual PSUs earned and eligible to vest for each NEO will be determined by the Compensation Committee in early 2025, as described under “Compensation Discussion and Analysis — Elements of Executive Compensation — Long-Term Equity Compensation.”

(4)      The amounts reported in this column for Messrs. Bienstock, Capone, Rosenberg and Oberholzer include shares of common stock granted to such individuals on May 12, 2023 in lieu of making increases to base salary retroactive to January 1, 2023.

(5)      The amounts reported in this column represent the grant date fair value for each award computed in accordance with FASB ASC Topic 718 and, for PSUs, are based on the probable outcome of the performance conditions as of the grant date of such awards. Such amounts do not reflect the value that may be realized by each NEO with respect to such awards.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

Agreement with Mr. Bienstock

In connection with his appointment as Chief Executive Officer, we entered into an employment agreement with Mr. Bienstock (the “Bienstock Agreement”). The Bienstock Agreement provides for an initial base salary, annual performance bonus eligibility, participation in DocGo’s benefit plans, a one-time signing bonus, a top-up equity grant in December 2023 with a target grant date value of $1,038,000 and eligibility to receive annual equity grants, with the annual equity grant for December 2023 having a targeted grant date value of $6,000,000.

The Bienstock Agreement provides for an initial term commencing on November 2, 2023 and continuing for an initial term of 36 months, which will automatically renew for successive one-year terms thereafter unless either party gives written notice of non-renewal to the other party at least 60 days prior to the automatic extension date. The Bienstock Agreement contains customary confidentiality, non-competition, customer non-solicitation and non-interference, and employee non-solicitation and non-interference covenants. In the event of certain terminations of employment, the Bienstock Agreement includes severance payments and benefits as described in more detail under “— Potential Payments Upon Termination or Change in Control.”

Agreements with Messrs. Capone, Rosenberg, Oberholzer and Sugrue

Each of Messrs. Capone (prior to his separation), Rosenberg and Oberholzer entered into employment agreements with DocGo, effective upon consummation of the Business Combination (the “2021 Employment Agreements”). In August 2023, we also entered into an employment agreement with Mr. Sugrue (together with the 2021 Employment Agreements, the “NEO Agreements”).

The NEO Agreements provide for an initial annual base salary, annual performance bonus eligibility, participation in DocGo’s benefit plans and eligibility to receive equity incentive grants.

The NEO Agreements provide for an initial term commencing on November 5, 2021 (or August 3, 2023 in the case of Mr. Sugrue’s agreement) and continuing for an initial term of 36 months, which will automatically renew for successive one-year terms thereafter unless either party gives written notice of non-renewal to the other party at least 60 days prior to the automatic extension date. The NEO Agreements contain customary confidentiality, non-competition, customer non-solicitation and non-interference, and employee non-solicitation and non-interference covenants. In the event of certain terminations of employment, the NEO Agreements include severance payments and benefits as described in more detail under “— Potential Payments Upon Termination or Change in Control.”

Agreement with Mr. Tendler

EDTSLS provides outside general counsel services to the Company. Ely D. Tendler, principal of EDTSLS, is General Counsel and Secretary of the Company and a member of the Board. Pursuant to the Company’s arrangement with EDTSLS, in 2023 the Company was charged $25,000 per quarter plus an hourly rate, ranging from $450 to $500 per hour, for legal services rendered. Mr. Tendler did not receive a salary or other employment benefits for his role as General Counsel and Secretary to the Company. The Company’s payments to EDTSLS for Mr. Tendler’s services totaled $916,370 for the year ended December 31, 2023.

In April 2024, we entered into an amended and restated engagement letter with EDTSLS, effective as of January 1, 2024, pursuant to which the Company agreed to pay $37,500 per quarter plus $575 per hour for legal services rendered, as well as reimburse reasonable expenses incurred by EDTSLS in connection with the engagement.

Mr. Capone Transition Agreement

On October 11, 2023, the Company and Mr. Capone entered into a separation and transition services agreement (the “Transition Agreement”). Pursuant to the Transition Agreement, Mr. Capone served as a consultant to the Company from his separation date on September 15, 2023 until March 15, 2024 to advise on matters relating to business continuity and processes and transition his institutional knowledge with respect to operational and other departmental functions.

As compensation for his services during the consulting period, and subject to his compliance with the Transition Agreement, including the execution and non-revocation of a general release of claims in favor of the Company, Mr. Capone received a monthly consulting fee of $45,000 and subsidized premiums for continued group health plan coverage for the duration of the Consulting Period.

Outstanding Equity Awards at 2023 Fiscal-Year End Table

The following table sets forth information regarding outstanding RSUs, PSUs and options as of December 31, 2023 for each of our NEOs.

		Option Awards				Stock Awards
	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)
Lee Bienstock
Options	02/17/2022	180,030	240,092	7.15	02/18/2032	—		—	—
RSUs	03/28/2022	—	—	—	—	110,140	$615,683	—	—
Options	12/15/2022	22,368	67,106	6.93	12/15/2032	—	—	—	—
RSUs	05/12/2023	—	—	—	—	121,951	$681,706	—	—
Options	05/12/2023	—	210,843	8.61	05/12/2033	—	—	—	—
RSUs	12/12/2023	—	—	—	—	94,295	527,107	—	—
RSUs	12/12/2023	—	—	—	—	581,395	3,249,998	—	—
PSUs	12/12/2023	—	—	—	—	—	—	581,395	3,249,998
Options	12/12/2023	10,037	150,562	5.16	12/12/2033	—	—	—	—
Anthony Capone
Options	12/09/2021	509,466	509,466	8.97	12/09/2031	—	—	—	—
Options	12/15/2022	276,184	828,553	6.93	12/15/2032	—	—	—	—
Options	05/12/2023	—	73,494	8.61	05/12/2033	—	—	—	—
Norman Rosenberg
Options	01/15/2020	362,895	120,964	1.59	01/12/2030	—	—	—	—
Options	12/09/2021	102,548	102,549	8.97	12/09/2031	—	—	—	—
Options	12/15/2022	96,644	289,935	6.93	12/15/2032	—	—	—	—
Options	05/12/2023	—	106,627	8.61	05/12/2033	—	—	—	—
RSUs	12/12/2023	—	—	—	—	213,178	1,191,665	—	—
PSUs	12/12/2023	—	—	—	—	—	—	213,178	1,191,665
Stephen Sugrue
Options	01/07/2021	—	32,258	3.25	01/07/2031	—	—	—	—
Options	12/07/2021	500	500	8.80	12/07/2031	—	—	—	—
Options	04/28/2022	25,000	75,000	7.12	04/28/2032	—	—	—	—
Options	07/01/2022	12,500	37,500	7.26	07/01/2032	—	—	—	—
Options	12/15/2022	83	167	6.93	12/15/2032	—	—	—	—
Options	08/11/2023	—	85,485	10.03	08/11/2033	—	—	—	—
RSUs	12/12/2023	—	—	—	—	96,899	541,665	—	—
PSUs	12/12/2023	—	—	—	—	—	—	96,899	541,665
Ely D. Tendler
Options	01/02/2020	2,902	—	1.59	01/01/2030	—	—	—	—
Options	03/19/2021	10,967	21,935	8.06	03/18/2031	—	—	—	—
Options	12/07/2021	52,805	26,403	8.80	12/07/2031	—	—	—	—
RSUs	12/12/2023	—	—	—	—	96,899	541,665	—	—
RSUs	12/12/2023	—	—	—	—	32,946	184,168	—	—
Andre Oberholzer
Options	12/09/2021	178,277	178,276	8.97	12/09/2031	—	—	—	—
Options	12/15/2022	96,644	289,935	6.93	12/15/2032	—	—	—	—
Options	05/12/2023	—	166,867	8.61	05/12/2033	—	—	—	—
RSUs	12/12/2023	—	—	—	—	193,798	$1,083,331	—	—
PSUs	12/12/2023	—	—	—	—	—	—	193,798	1,083,331

____________

(1)      The vesting schedules for the options that were unvested as of December 31, 2023 as reported in this column are as follows: (i) the options granted on January 15, 2020 vested on January 15, 2024; (ii) one-half of the options granted on January 7, 2021 vested on January 5, 2024 and the remaining options vest on January 5, 2025; (iii) the options granted on March 19, 2021 vest in two equal annual installments beginning November 12, 2024; (iv) the options granted to Mr. Sugrue on December 7, 2021 vest in two equal annual installments beginning December 7, 2024; (v) the options granted to Mr. Tendler on December 7, 2021 vest on December 7, 2024; (vi) the options granted on December 9, 2021 vest in two equal annual installments beginning December 9, 2024; (vii) the options granted on February 17, 2022 vest in three equal annual installments beginning March 28, 2024; (viii) one-third of the options granted on April 28, 2022 vested on January 1, 2024 and the remaining options vest in two equal installments beginning January 1, 2025; (ix) the options granted on July 1, 2022 vest in three equal annual installments beginning July 1, 2024; (x) the options granted to Messrs. Bienstock, Capone, Rosenberg and Oberholzer on December 15, 2022 vest in three equal annual installments beginning December 15, 2024; (xi) the options granted to Mr. Sugrue on December 15, 2022 vest in two equal annual installments beginning December 15, 2024; (xii) the options granted on May 12, 2023 vest in four equal annual installments beginning May 12, 2024; (xiii) the options granted on August 11, 2023 vest in four equal annual installments beginning August 11, 2024; and (xiv) the options granted on December 12, 2023 vest in four equal annual installments beginning December 12, 2024, in each case subject to the terms of the 2021 plan and any applicable award agreement.

(2)      The vesting schedules for the unvested RSUs as of December 31, 2023 reported in this column vest are as follows: (i) the RSUs granted on March 28, 2022 vest in three equal annual installments beginning March 28, 2024; (ii) the RSUs granted on May 12, 2023 vest in four equal installments beginning May 12, 2024; and (iii) the RSUs granted on December 12, 2023 vest in four equal annual installments beginning December 12, 2024, except with respect to 32,946 RSUs granted to Mr. Tendler, which vest on December 12, 2024, in each case subject to the terms of the 2021 Plan and any applicable award agreement.

(3)      Amounts in these columns reflect the value of outstanding RSUs and PSUs as of December 31, 2023, based on a per share price of our common stock of $5.59, the closing price of our common shares on December 29, 2023, the last trading day of 2023.

(4)      The unvested PSUs as of December 31, 2023 reported in this column will vest in four equal annual installments on the Certification Date and the three subsequent anniversaries of the grant date, subject to the achievement during fiscal 2024 of a revenue performance target set by the Compensation Committee. See “— Compensation Discussion and Analysis — Elements of Executive Compensation — Long-Term Equity Compensation.”

2023 Option Exercises and Stock Vested Table

The following table sets forth information regarding the exercise of stock options and vesting of RSUs during the year ended December 31, 2023 for each of our NEOs.

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Lee Bienstock	—	—	127,695	1,041,684
Anthony Capone	—	—	124,274	1,018,750
Norman Rosenberg	—	—	82,482	676,000
Stephen Sugrue	16,129	145,645	4,472	25,267
Ely D. Tendler	30,000	146,100	23,088	115,209
Andre Oberholzer	—	—	109,233	894,500

____________

(1)      The value realized on exercise of options is based on the spread between the closing price of our common stock on the date of exercise and the exercise price.

(2)      The value realized upon vesting of stock awards is based on the closing price of our common stock on the vesting date.

Potential Payments Upon Termination or Change in Control

Employment Agreements

The Bienstock Agreement and NEO Agreements (collectively, the “Employment Agreements”) provide that upon termination of employment, the executive will receive any accrued but unpaid base salary and other accrued and unpaid compensation, including any accrued but unpaid vacation. If the termination is an “involuntary termination without cause” or a resignation for “good reason” (each a “Covered Termination” and as defined in the Employment

Agreements), the NEO will be entitled to receive the severance benefits described below, as applicable, provided that the executive (A) delivers an effective general release of all claims against the Company and its affiliates in a form provided by the Company that becomes effective and irrevocable within 60 days following the Covered Termination and (B) continues to comply with customary confidentiality, non-competition, customer non-solicitation and non-interference, and employee non-solicitation and non-interference covenants set forth in the Employment Agreements.

In connection with a Covered Termination that does not occur during the period beginning three months prior to a “change in control” (as defined in the 2021 Plan) and ending 12 months after a change in control, the executive would be entitled to the following severance benefits: (i) a cash payment equal to 12 months of the executive’s base salary payable in equal installments over 12 months (or in the case of Mr. Sugrue, six months of the executive’s base salary payable in equal installments over six months); (ii) a pro rata portion of the executive’s annual bonus for the fiscal year of termination based on actual achievement of the bonus objectives and the number of days the executive was employed during the fiscal year; and (iii) payment or reimbursement for the premium for the executive and the executive’s covered dependents to maintain continued health coverage pursuant to the provisions of COBRA through the earlier of (A) the 12-month anniversary of the date of the executive’s termination of employment (or in the case of Mr. Sugrue, the six-month anniversary of the date of termination of employment), and (B) the date the executive and the executive’s covered dependents, if any, become eligible for healthcare coverage under another employer’s plan(s).

In connection with a Covered Termination during the period beginning three months prior to a Change in Control and ending 12 months after a Change in Control, each executive would be entitled to: (i) a lump sum cash payment equal to the sum of (A) the executive’s base salary and (B) the executive’s target bonus (or in the case of Mr. Sugrue, 0.5 times such sum); (ii) a pro rata portion of the executive’s annual bonus for the fiscal year of termination based on actual achievement of the bonus objectives and the number of days the executive was employed during the fiscal year; (iii) the amount of any annual bonus earned, but not yet paid, for the fiscal year prior to the executive’s termination; and (iv) payment or reimbursement for the premium for the executive and the executive’s covered dependents to maintain continued health coverage pursuant to the provisions of COBRA through the earlier of (A) the 12-month anniversary of the date of the executive’s termination of employment (or in the case of Mr. Sugrue, the six-month anniversary of the date of termination of employment) and (B) the date the executive and the executive’s covered dependents, if any, become eligible for healthcare coverage under another employer’s plan(s).

The Employment Agreements provide for a “best net” after-tax 280G provision where the executive receives the best after-tax result but is not eligible to receive any tax gross-ups, to the extent any payments made pursuant to the Employment Agreements or otherwise would constitute a “parachute payment” under Internal Revenue Code Section 280G.

Equity Awards Under the 2021 Plan

Under the option grant agreements for stock options granted under the 2021 Plan, in the event of an NEO’s termination as a result of death or disability, all unvested stock options will become fully vested and exercisable. In addition, in the event of a termination without cause on or within 24 months following a change in control, all unvested stock options will become fully vested and exercisable.

Under the award agreements for RSUs and PSUs granted under the 2021 Plan, in the event of an NEO’s termination as a result of death or disability or in the event of a termination without cause on or within 24 months following a change in control, all unvested RSUs will become fully vested and the service requirement with respect to all PSUs will be deemed satisfied, with such PSUs remaining subject to actual performance over the performance period.

Potential Payments Upon Termination or Change in Control Table

The following table reflects the amount of compensation that would be paid to each of our NEOs in the event of a termination of the NEO’s employment under various scenarios or a change in control. The amounts shown assume that such trigger event took place on December 31, 2023 and that the price per share of our common stock is $5.59, the closing price of our common shares on December 29, 2023, the last business day of our last completed fiscal year. The amounts shown below for benefits continuation reflect the premiums and elections in effect as of December 31, 2023.

Name	Death or Disability ($)	Voluntary Termination or Retirement ($)	Termination without Cause or Resignation for Good Reason Not in Connection with a Change in Control ($)	Termination without Cause or Resignation for Good Reason in Connection with a Change in Control ($)	Termination for Cause ($)	Change in Control ($)
Lee Bienstock
Salary	—	—	785,000	785,000	—	—
Bonus	—	—	1,600,000	2,385,000	—	—
Benefits Continuation	—	—	38,669	38,669	—	—
Accelerated Vesting of Equity Awards	7,232,115	—	—	7,232,115	—	—
Norman Rosenberg
Salary	—	—	425,000	425,000	—	—
Bonus	—	—	975,000	1,293,750	—	—
Benefits Continuation	—	—	38,669	38,669	—	—
Accelerated Vesting of Equity Awards	3,318,282	—	—	3,318,282	—	—
Stephen Sugrue
Salary	—	—	186,000	186,000	—	—
Bonus	—	—	500,000	593,000	—	—
Benefits Continuation	—	—	5,004	5,004	—	—
Accelerated Vesting of Equity Awards	1,274,174	—	—	1,274,174	—	—
Ely D. Tendler
Accelerated Vesting of Equity Awards	870,844	—	—	870,844	—	—
Andre Oberholzer
Salary	—	—	490,000	490,000	—	—
Bonus	—	—	975,000	1,342,500	—	—
Benefits Continuation	—	—	13,203	13,203	—	—
Accelerated Vesting of Equity Awards	3,045,232	—	—	3,045,232	—	—

Pay Versus Performance

Pay Versus Performance Table

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive “compensation actually paid” and certain financial performance of the Company. For further information concerning the Company’s pay for performance philosophy and how the Company aligns executive compensation with the Company’s performance, refer to “— Compensation Discussion and Analysis.”

Year	Summary Compensation Table Total for Stanley Vashovsky(1) ($)	Summary Compensation Table Total for Anthony Capone(1) ($)	Summary Compensation Table Total for Lee Bienstock(1) ($)	Compensation Actually Paid to Stanley Vashovsky(2) ($)	Compensation Actually Paid to Anthony Capone(2) ($)	Compensation Actually Paid to Lee Bienstock(2) ($)	Average Summary Compensation Table Total for Non-PEO NEOs(3) ($)	Average Compensation Actually Paid to Non-PEO NEOs(4) ($)	Value of Initial Fixed $100 Investment Based On:		Net Income(7) ($)	Revenue(8) ($)
									Total Stockholder Return(5) ($)	Peer Group Total Stockholder Return(6) ($)
2023	N/A	928,902	11,351,018	N/A	(1,197,322)	10,910,300	3,127,390	2,670,004	55	103	10,048,328	624,288,642
2022	2,488,105	N/A	N/A	2,488,105	N/A	N/A	4,741,813	4,110,771	70	102	30,743,213	440,515,746
2021	7,281,861	N/A	N/A	7,567,162	N/A	N/A	4,519,730	4,712,985	93	106	19,179,488	318,718,580

____________

(1)     Effective as of December 31, 2022, Mr. Vashovsky retired as the Company’s Chief Executive Officer. The Board appointed Mr. Capone to succeed Mr. Vashovsky beginning January 1, 2023. Effective as of September 15, 2023, Mr. Capone resigned as the Company’s Chief Executive Officer, and the Board appointed Mr. Bienstock to succeed Mr. Capone as Chief Executive Officer. The dollar amounts reported in these columns are the amounts reported for Messrs. Bienstock, Capone and Vashovsky, respectively, for each of the corresponding years in the “Total” column of our Summary Compensation Table. Refer to “—2023 Summary Compensation Table.”

(2) The dollar amounts reported in these columns represent the amounts of “compensation actually paid” to Messrs. Bienstock, Capone and Vashovsky as computed in accordance with Item 402(v) of Regulation S-K and do not reflect the total compensation actually realized or received by such individuals. In accordance with these rules, the adjustments made to the “Total Compensation” as set forth in the Summary Compensation Table for 2023 are shown below. Equity values are calculated in accordance with FASB ASC Topic 718, and the valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant.

Compensation Actually Paid to PEOs	Mr. Vashovsky 2021	Mr. Vashovsky 2022	Mr. Capone 2023	Mr. Bienstock 2023
Summary Compensation Table Total	$7,281,861	$2,488,105	$928,902	$11,351,018
Less, value of “Stock Awards” and “Option Awards” reported in Summary Compensation Table	(4,198,000)	—	(366,000)	(9,137,725)
Plus, year-end fair value of outstanding and unvested equity awards granted in the year	4,483,301	—	257,229	8,973,729
Plus, fair value as of vesting date of equity awards granted and vested in the year	—	—	—	70,268
Plus (less), year over year change in fair value of outstanding and unvested equity awards granted in prior years	—	—	(1,499,305)	(514,514)
Plus (less), change in fair value from last day of prior fiscal year to vesting date for equity awards granted in prior years that vested in the year	—	—	(518,148)	167,524
Compensation Actually Paid to PEOs	$7,567,162	$2,488,105	$(1,197,322)	$10,910,300

(3)      The dollar amounts reported in this column represent the average of the amounts reported for the NEOs as a group (excluding the Chief Executive Officer(s)) in the “Total” column of the Summary Compensation Table in each applicable year. The names of each of the NEOs included for these purposes in each applicable year are as follows: (i) for 2023, Messrs. Rosenberg, Sugrue, Tendler and Oberholzer; (ii) for 2022, Messrs. Capone and Bienstock; and (iii) for 2021, Messrs. Capone and Oberholzer.

(4)      The dollar amounts reported in this column represent the average amount of “compensation actually paid” to the NEOs as a group (excluding the Chief Executive Officer(s)), as computed in accordance with Item 402(v) of Regulation S-K. In accordance with these rules, the adjustments made to the “Total Compensation” as set forth in the Summary Compensation Table for 2023 are shown below. Equity values are calculated in accordance with FASB ASC Topic 718, and the valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of the grant.
Compensation Actually Paid to Non-PEOs	2021	2022	2023
Average Summary Compensation Table Total	$4,519,730	$4,741,813	$3,127,390
Less, average value of “Stock Awards” and “Option Awards” reported in Summary Compensation Table	(2,833,500)	(2,958,000)	(1,951,835)
Plus, average year-end fair value of outstanding and unvested equity awards granted in the year	3,026,755	2,965,064	1,903,896
Plus (less), average year over year change in fair value of outstanding and unvested equity awards granted in prior years	—	(474,822)	(376,861)
Plus (less), average change in fair value from last day of prior fiscal year to vesting date for equity awards granted in prior years that vested in the year	—	(163,284)	(32,586)
Average Compensation Actually Paid to Non-PEO NEOs	$4,712,985	$4,110,771	$2,670,004

(5)      Total Stockholder Return (TSR) is calculated by dividing (a) the sum of (i) the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and (ii) the difference between the Company’s share price at the end of each fiscal year shown and the beginning of the measurement period, and the beginning of the measurement period by (b) the Company’s share price at the beginning of the measurement period. The beginning of the measurement period for each year in the table is December 31, 2020.

(6)      The peer group used for this purpose is the following published industry index: S&P 500 Health Care Sector Index.

(7)      The dollar amounts reported represent the amount of net income reflected in the Company’s audited financial statements for the applicable year.

Description of Certain Relationships Between Information Presented in the Pay Versus Performance Table

As described in more detail in the section “— Compensation Discussion and Analysis,” the Company’s executive compensation program reflects a variable pay-for-performance philosophy. While the Company utilizes several performance measures to align executive compensation with Company performance, all of those Company measures are not presented in the Pay versus Performance table. Moreover, the Company generally seeks to incentivize long-term performance, and therefore does not specifically align the Company’s performance measures with compensation that is actually paid (as computed in accordance with SEC rules) for a particular year. In accordance with SEC rules, the Company is providing the following descriptions of the relationships between information presented in the Pay versus Performance table.

Compensation Actually Paid, Cumulative TSR and Peer Group TSR

Compensation Actually Paid and Net Income

$14,000,000
$12,000,000
$10,000,000
$8,000,000
$6,000,000
$4,000,000
$2,000,000
$-
Compensation Actually Paid
$35
$30
$25
$20
$15
$10
$5
$-
Net Income ($M)
2021
2022
2023
CAP to Aggregate PEOs
Average CAP to Non-PEO NEOs
Net Income

Compensation Actually Paid and Revenue

$14,000,000
$12,000,000
$10,000,000
$8,000,000
$6,000,000
$4,000,000
$2,000,000
$-
Compensation Actually Paid
$700
$600
$500
$400
$300
$200
$100
$-
Revenue ($M)
2021
2022
2023
CAP to Aggregate PEOs
Average CAP to Non-PEO NEOs
Revenue

Financial Performance Measures

As described in greater detail under “— Compensation Discussion and Analysis,” the Company’s executive compensation program reflects a variable pay-for-performance philosophy. The metrics that the Company uses for both our long-term and short-term incentive awards are selected based on an objective of incentivizing our NEOs to increase the value of our enterprise for our stockholders. The most important financial performance measures used by the Company to link executive compensation actually paid to the Company’s NEOs, for the most recently completed fiscal year, to the Company’s performance are below. The Company does not use any other metrics for long-term and short-term incentive awards.

1.      Revenue

2.      Adjusted EBITDA

EQUITY COMPENSATION PLAN INFORMATION

The following table contains information about our equity compensation plans as of December 31, 2023.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by security holders	14,192,065	(1)	$7.98	(2)	9,057,010	(3)
Equity compensation plans not approved by security holders	1,259,564	(4)	$3.77		—	(5)
Total	15,451,629				9,057,010

____________

(1)      Consists of outstanding stock options, RSUs and PSUs (assuming target performance) granted under the 2021 Plan.

(2)      RSUs and PSUs reflected in column (a) are not reflected in this column as they do not have an exercise price.

(3)      Reflects the total shares of common stock remaining available for issuance under the 2021 Plan.

(4)      Consists of outstanding stock options granted under the Ambulnz, Inc. 2017 Equity Incentive Plan (the “2017 Plan”). The 2021 Plan became effective upon consummation of the Business Combination, replacing the 2017 Plan.

(5)      No further shares of common stock remain available for issuance under the 2017 Plan.

PROPOSAL 2: NON-BINDING, ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

At the Annual Meeting, the stockholders will vote, on a non-binding, advisory basis, to approve the compensation of our NEOs as disclosed in this Proxy Statement, commonly referred to as a “say-on-pay” vote.

We urge you to read the Executive Compensation section of this Proxy Statement, including the CD&A, which describes how our executive compensation policies and procedures are designed to achieve our compensation objectives and provides detailed information regarding the compensation of our NEOs during 2023.

The Board believes that our current executive compensation program includes an appropriate balance of short- and long-term performance incentives, encourages long-term retention of executives and aligns executive compensation with DocGo’s business objectives and the creation of stockholder value.

This vote is not binding on the Board or the Compensation Committee; however, the Board and the Compensation Committee will review and consider the results of this Proposal 2 when making future compensation decisions for our NEOs. If stockholders approve the “ONE YEAR” option as the frequency of future say-on-pay votes under Proposal 3, we expect that we will conduct our next say-on-pay vote at the 2025 Annual Meeting of Stockholders.

Board Recommendation

The Board recommends a vote “FOR” the approval of the compensation of our NEOs.

PROPOSAL 3: NON-BINDING, ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

At the Annual Meeting, the stockholders will vote, on a non-binding, advisory basis, on the frequency of future say-on-pay votes, commonly referred to as a “say-on-frequency” vote. By voting on this Proposal 3, stockholders may indicate, on a non-binding, advisory basis, whether the say-on-pay advisory vote should occur with a frequency of one year, two years or three years, or abstain on this matter.

The Board has determined that holding say-on-pay votes on an annual basis will allow our stockholders to provide timely, direct input on our executive compensation philosophy, policies and practices as disclosed in the proxy statement each year. The Board believes that an annual vote is therefore consistent with our efforts to engage in an ongoing dialogue with our stockholders on executive compensation matters.

This say-on-frequency vote is not binding on the Board. However, the Board has determined that if the frequency of “ONE YEAR” receives the highest number of votes pursuant to this Proposal 3, then it will adopt an annual frequency of future say-on-pay votes.

Board Recommendation

The Board recommends a vote for a frequency of “ONE YEAR” for future non-binding, advisory votes to approve the compensation of the Company’s NEOs.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Principal Accountant Fees and Services

Urish has served as our independent auditor since November 2021 and has served as auditor of Ambulnz since April 2021. The following table summarizes the audit fees billed and expected to be billed by Urish for the indicated fiscal years and the fees billed by Urish for all other services rendered during the indicated fiscal years.

Fee Category	Year Ended December 31,
	2023	2022
Audit Fees(1)	$1,049,335	$706,118
Audit-Related Fees(2)	75,889	122,306
Tax Fees(3)	651,432	273,739
All Other Fees(4)	—	—
Total Fees	$1,776,656	$1,102,163

____________

(1)      Audit fees are the aggregate fees billed or expected to be billed for professional services rendered by Urish for the audit of our annual financial statements for fiscal 2023 and 2022, the review of our quarterly financial statements, the audit of our internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act of 2022 and services that are normally provided by the auditor in connection with statutory and regulatory filings or engagements for those fiscal years.

(2)      Audit-related fees are the aggregate fees billed or expected to be billed for each of fiscal 2023 and 2022 for assurance and related services by Urish that are reasonably related to the performance of the audit or review of our financial statements, including employee benefit plan audits and acquisition due diligence.

(3)      Tax fees are the fees for professional services rendered by Urish related to tax compliance, tax advice and tax planning, including preparation of tax returns.

(4)      All other fees are the aggregate fees billed or expected to be billed for each of fiscal 2023 and 2022 for products and services provided by Urish. No such fees were billed or are expected to be billed for fiscal 2023 or 2022.

Pre-Approval Policies and Procedures

Our Audit and Compliance Committee has adopted procedures requiring the pre-approval of all audit and non-audit services performed by our independent auditor in order to assure that these services do not impair the auditor’s independence. These procedures generally approve the performance of specific services subject to a cost limit for all such services. This general approval is reviewed, and if necessary modified, at least annually. The Audit and Compliance Committee does not delegate its responsibility to approve services performed by our auditor to any member of management. The Audit and Compliance Committee has delegated authority to the committee chair to pre-approve any audit and non-audit services to be provided to us by our auditor, provided that the fees for such services do not exceed $250,000. Any approval of services by the committee chair pursuant to this delegated authority must be reported to the Audit and Compliance Committee at its next regularly scheduled meeting. All of the services and fees identified in the table above were approved pursuant to the pre-approval policy described in this paragraph.

REPORT OF THE AUDIT AND COMPLIANCE COMMITTEE

The Audit and Compliance Committee has reviewed and discussed the audited financial statements for the year ended December 31, 2023 with the Company’s management and with Urish, the Company’s independent registered public accounting firm. The Audit and Compliance Committee has discussed with Urish the matters required to be discussed by the applicable standards of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The Audit and Compliance Committee has also received the written disclosures and the letter from Urish pursuant to applicable PCAOB requirements regarding its communications with the Audit and Compliance Committee concerning independence, and the Audit and Compliance Committee has discussed with Urish its independence. Based on the foregoing, the Audit and Compliance Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 for filing with the SEC.

This report is provided by the following directors, who serve on the Audit and Compliance Committee:

Steven Katz (Chair)
Michael Burdiek
Ira Smedra

PROPOSAL 4: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2024

Our Audit and Compliance Committee has appointed Urish as the Company’s independent registered public accounting firm for the year ending December 31, 2024. Urish has served as our independent auditor since November 2021 and has served as auditor of Ambulnz since April 2021.

The members of the Audit and Compliance Committee and the Board believe that the continued retention of Urish as the Company’s independent registered public accounting firm is in the best interests of the Company and its stockholders. The Board and the Audit and Compliance Committee value the opinions of our stockholders and consider the selection of such firm to be an important matter of stockholder concern. The selection of Urish is accordingly being submitted for ratification of stockholders as a matter of good corporate practice. If the stockholders fail to ratify this selection, the Board and the Audit and Compliance Committee will consider the outcome of the vote in determining whether to retain this firm. Even if the selection is ratified, our Audit and Compliance Committee in its discretion may direct the appointment of different independent auditors at any time during the year if it determines that such a change would be in the best interests of our Company and stockholders.

Representatives of Urish are expected to be present at the Annual Meeting. They will have the opportunity to make a statement, if they desire to do so, and are expected to be available to respond to appropriate questions from stockholders.

Board Recommendation

The Board recommends a vote “FOR” the ratification of the appointment of Urish to serve as our independent auditor for the fiscal year ending December 31, 2024.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Related Person Transaction Policy

We have a written policy regarding the review and approval or disapproval by our Audit and Compliance Committee of transactions between us, or any of our subsidiaries, and any related person (defined to include our executive officers, directors or director nominees, any stockholder beneficially owning in excess of 5% of our common stock or securities exchangeable for our common stock, and any immediate family member of any of the foregoing persons) (the “Related Person Transaction Policy”). In reviewing related person transactions, our Audit and Compliance Committee considers all relevant facts and circumstances, including the extent of the related person’s direct or indirect interest in the transaction. Any member of the Audit and Compliance Committee who is a related person with respect to a transaction under review will not be permitted to participate in the deliberations or to vote on the transaction.

Certain related person transactions described below were consummated prior to our adoption of the formal, written policy described above, and, accordingly, the foregoing policies and procedures were not followed with respect to these transactions. However, we believe that the terms obtained and consideration that we paid or received, as applicable, in connection with the transactions described below were comparable to terms available or amounts that would be paid or received, as applicable, in arm’s-length transactions at such time. Any related person transactions entered into since January 1, 2023 have been pre-approved in accordance with our Related Person Transactions Policy.

Related Person Transactions

Employment of Related Persons

Paul Capone, the brother of Mr. Capone, our former Chief Executive Officer, is employed by DocGo as an IT Project Manager. For the year ended December 31, 2023, he earned approximately $183,020 in total compensation.

Chris Cummings, the step-father of Mr. Capone, our former Chief Executive Officer, was formerly employed by DocGo as a General Manager. For the year ended December 31, 2023, he earned approximately $305,494 in total compensation.

The compensation paid to Paul Capone and Chris Cummings is commensurate with their peers’ compensation and was established in accordance with the Company’s compensation practices applicable to employees with equivalent qualifications, experience and responsibilities. Paul Capone participates in employee benefit plans and programs generally made available to employees of similar responsibility levels. Chris Cummings also participated in such plans and programs while employed at the Company.

Amended and Restated Sponsor Agreement and Sponsor Escrow Agreement

On November 4, 2021, the Company (then known as Motion Acquisition Corp.), Motion Acquisition LLC, a Delaware limited liability company (the “Sponsor”), and Ambulnz entered into an Amended and Restated Sponsor Agreement (the “A&R Sponsor Agreement”), whereby the Sponsor agreed, among other things, to forfeit and defer certain of its shares of our common stock. Pursuant to the A&R Sponsor Agreement, at Closing, the Sponsor forfeited 301,787 shares of our common stock and deferred 162,965 shares of our common stock (the “Additional Earnout Shares”), to be held pursuant to the terms of the Sponsor Escrow Agreement (as defined below).

On November 5, 2021, the Company, the Sponsor and Continental Stock Transfer & Trust Company, as escrow agent, entered into a Sponsor Escrow Agreement (the “Sponsor Escrow Agreement”), whereby, immediately following the Closing, the Sponsor deposited (i) 575,000 shares of our common stock (the “Sponsor Earnout Shares”) and (ii) 162,965 shares of the Additional Earnout Shares into escrow. The Sponsor Escrow Agreement provides that such Sponsor Earnout Shares will either be released to the Sponsor or terminated and canceled by DocGo if certain stock price conditions are met or not, as follows: (i) with respect to 287,500 Sponsor Earnout Shares, the closing stock price equals or exceeds $12.50 per share on any twenty (20) trading days in a 30-trading-day period at any time until the third anniversary of the Closing Date, and (ii) with respect to 287,500 Sponsor Earnout Shares, the closing stock price equals or exceeds $15.00 per share on any twenty (20) trading days in a 30-trading-day period at any time until the fifth anniversary of the Closing Date. Additional Earnout Shares will be released to the Sponsor or terminated and cancelled by DocGo if certain price conditions are met or not, as follows: (i) 25% of the Additional Earnout Shares if the closing price of our common stock equals or exceeds $12.50 per share (as adjusted for share splits, share dividends, reorganizations and recapitalizations) on any twenty (20) trading days in a thirty (30)-trading-day period at any time after the Closing Date and by the first anniversary of the Closing Date; (ii) an additional 25% of the Additional Earnout Shares if the closing price of DocGo common stock equals or exceeds $15.00 per share (as adjusted for share splits, share dividends, reorganizations and recapitalizations) on any twenty (20) trading days in a thirty (30)-trading-day period at any time after the Closing Date and by the third anniversary of the Closing Date; (iii) an additional 25% of the Additional Earnout Shares if the closing price of our common stock equals or exceeds $18.00 per share (as adjusted for share splits, share dividends, reorganizations and recapitalizations) on any twenty (20) trading days in a thirty (30)-trading-day period at any time after the Closing Date and by the third anniversary of the Closing Date; and (iv) the remaining 25% of the Additional Earnout Shares if the closing price of our common stock equals or exceeds $21.00 per share (as adjusted for share splits, share dividends, reorganizations and recapitalizations) on any twenty (20) trading days in a thirty (30)-trading-day period at any time after the Closing Date and by the fifth anniversary of the Closing Date.

On July 27, 2022, the Sponsor made a pro rata distribution to its members and interest holders of all of its (i) shares of our common stock and (ii) warrants to purchase our common stock that it purchased simultaneously with the closing of our initial public offering (“Private Warrants”). As part of this distribution, (i) Travers Holdings LLC (“Travers Holdings”), a member and interest holder of the Sponsor controlled by DocGo director James M. Travers and his wife, received 424,140 shares of our common stock and 443,432 Private Warrants and (ii) DocGo director Michael Burdiek, a member and interest holder of Sponsor, received 415,537 shares of our common stock and 434,437 Private Warrants. In connection with such distribution, each of Travers Holdings, Mr. Burdiek and certain of the other interest holders and members of Sponsor entered into joinders to the Sponsor Escrow Agreement and A&R Sponsor Agreement, whereby, among other things, the recipients of the Sponsor Earnout Shares and the Additional Earnout Shares agreed to the forfeiture provisions with respect to such shares as set forth above. At the time of the execution of the joinders, Travers Holdings held 100,648 Sponsor Earnout Shares and 28,524 Additional Earnout Shares and Mr. Burdiek held 98,606 Sponsor Earnout Shares and 27,946 Additional Earnout Shares.

On November 5, 2022, the first anniversary of the Closing Date, pursuant to the terms of the Sponsor Escrow Agreement, parties to the Sponsor Escrow Agreement forfeited 40,199 Additional Earnout Shares for no consideration, inclusive of the 7,131 and 6,986 Additional Earnout Shares held by Travers Holdings and Mr. Burdiek, respectively.

Amended and Restated Registration Rights Agreement

Immediately prior to the Closing, the Company, the Sponsor and certain Ambulnz equityholders entered into an Amended and Restated Registration Rights Agreement (the “A&R Registration Rights Agreement”). Pursuant to the A&R Registration Rights Agreement, we agreed to register shares of our common stock and the Private Warrants for resale under the Securities Act after the lapse or expiration of any transfer restrictions, lock-up or escrow provisions which may apply to the registrable securities held by Sponsor and those certain Ambulnz equityholders (including those shares of our common stock issuable upon exercise of those certain options of Ambulnz which were converted at the Closing into options of DocGo to acquire shares of our common stock). Other stockholders of DocGo may have piggyback registration rights, and may also participate in any such registration, subject to customary cutbacks in an underwritten offering. Certain shares and warrants held by the Sponsor and certain Ambulnz equityholders have been registered pursuant to a registration statement filed with the SEC.

CERTAIN INFORMATION ABOUT OUR COMMON STOCK

Security Ownership of Certain Beneficial Owners and Management

Unless otherwise provided below, the following table presents information regarding beneficial ownership of our common stock as of April 1, 2024 by:

•        each stockholder or group of stockholders known by us to be the beneficial owner of more than 5% of our outstanding common stock;

•        each of our directors and nominees;

•        each of our NEOs; and

•        all of our current directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC, and thus represents voting or investment power with respect to our securities. Under such rules, beneficial ownership includes any shares over which the individual has sole or shared voting power or investment power as well as any shares that the individual has the right to acquire within 60 days after the date of this table. To our knowledge and subject to applicable community property rules, and except as otherwise indicated below, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned.

The percentage ownership information shown in the column titled “Percentage of Shares Beneficially Owned” in the table below is based on 102,961,498 shares of our common stock outstanding as of the date of this table. Unless otherwise indicated, the address of each individual listed in this table is the Company’s address set forth on the first page of this Proxy Statement.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
Greater than 5% Holders
Entities affiliated with BlackRock, Inc.(1)	6,507,898	6.3%
Deerfield Mgmt, L.P. and its affiliates(2)	5,320,139	5.2%
Stan Vashovsky(3)	8,221,966	7.9%
Named Executive Officers and Directors
Lee Bienstock(4)	518,833	*
Anthony Capone(5)	785,650	*
Norman Rosenberg(6)	792,950	*
Stephen Sugrue(7)	122,855	*
Ely D. Tendler(8)	89,762	*
Andre Oberholzer(9)	1,453,221	1.4%
Steven Katz(10)	89,394	*
Michael Burdiek(11)	591,455	*
Vina Leite(12)	27,142	*
Ira Smedra(13)	75,894	*
James M. Travers(14)	466,922	*
All current directors and executive officers as a group (9 persons)(15)	2,775,207	2.7%

____________

*        Represents beneficial ownership of less than one percent.

(1)      Based on the Schedule 13G/A filed with the SEC on January 29, 2024, BlackRock, Inc. holds sole voting power over 6,399,492 shares and sole dispositive power over 6,507,898 shares. The address of BlackRock, Inc. is 50 Hudson Yards, New York, New York 10001.

(2)      Based on the Schedule 13G/A filed with the SEC on February 12, 2024, Deerfield Mgmt, L.P., Deerfield Management Company, L.P., Deerfield Partners, L.P. and James E. Flynn (collectively, the “Deerfield Group”) share voting and dispositive power over 5,320,139 shares. The address of the Deerfield Group is 345 Park Avenue South, 12th Floor, New York, New York 10010.

(3)      Consists of (i) 7,712,500 shares of common stock and (ii) 509,466 shares of common stock underlying stock options that are exercisable as of the date of this table.

(4)      Consists of (i) 142,628 shares of common stock, (ii) 30,488 RSUs vesting within 60 days of the date of this table and (iii) 345,717 shares of common stock underlying stock options that are exercisable as of the date of this table or will become exercisable within 60 days of such date.

(5)      Based on Company records and a questionnaire completed by Mr. Capone in January 2024 in connection with the Company’s preparation of this Proxy Statement, Mr. Capone does not beneficially own any shares of common stock other than 785,650 shares of common stock underlying stock options that are exercisable as of the date of this table.

(6)      Consists of (i) 83,244 shares of common stock and (ii) 709,707 shares of common stock underlying stock options that are exercisable as of the date of this table or will become exercisable within 60 days of such date.

(7)      Consists of (i) 43,641 shares of common stock and (ii) 79,213 shares of common stock underlying stock options that are exercisable as of the date of this table.

(8)      Consists of (i) 23,088 shares of common stock and (ii) 66,674 shares of common stock underlying stock options that are exercisable as of the date of this table.

(9)      Consists of (i) 1,136,584 shares of common stock and (ii) 316,638 shares of common stock underlying stock options that are exercisable as of the date of this table or will become exercisable within 60 days of such date.

(10)    Consists of (i) 36,588 shares of common stock and (ii) 52,806 shares of common stock underlying stock options that are exercisable as of the date of this table.

(11)    Consists of (i) 538,649 shares of common stock and (ii) 52,806 shares of common stock underlying stock options that are exercisable as of the date of this table.

(12)    Consists of 27,412 shares of common stock underlying stock options that are exercisable as of the date of this table.

(13)    Consists of (i) 23,088 shares of common stock and (ii) 52,806 shares of common stock underlying stock options that are exercisable as of the date of this table.

(14)    Consists of (i) 391,028 shares of common stock held by Travers Holdings, (ii) 23,088 shares of common stock held by Mr. Travers and (iii) 52,806 shares of common stock underlying stock options held by Mr. Travers that are exercisable as of the date of this table. Mr. Travers and Susan D. Travers are the managers of Travers Holdings and have shared voting and dispositive power over the securities held by Travers Holdings. Mr. Travers and Mrs. Travers each disclaim beneficial ownership of the securities held by Travers Holdings except to the extent of any pecuniary interest therein.

(15)    Consists of (i) 1,305,042 shares of common stock, (ii) 30,488 RSUs vesting within 60 days of the date of this table and (iii) 1,439,677 shares of common stock underlying stock options that are exercisable as of the date of this table or will become exercisable within 60 days after such date.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors, officers and persons who beneficially own more than 10% of a registered class of our equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. To our knowledge, based solely on our review of Forms 3, 4 and 5 filed with the SEC or written representations that no Form 5 was required, during the year ended December 31, 2023 we believe that our directors, officers and persons who beneficially own more than 10% of a registered class of our equity securities timely filed all reports required under Section 16(a) of the Exchange Act, except that, due to administrative errors: (i) with respect to Mr. Capone, one transaction was reported late on a Form 4 and (ii) with respect to Mr. Sugrue, two transactions were reported late on a Form 4.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND VOTING

1.      What is the purpose of these Proxy Materials?

We are making these Proxy Materials available to you in connection with the solicitation of proxies by our Board for use at the Annual Meeting to be held virtually on June 18, 2024 at 12:00 p.m. Eastern Time, or at any other time following adjournment or postponement thereof. You are invited to participate in the Annual Meeting and to vote on the proposals described in this Proxy Statement. The Proxy Materials are first being made available to our stockholders on or about April 25, 2024.

2.      Why did I receive a Notice of Internet Availability?

Pursuant to SEC rules, we are furnishing the Proxy Materials to our stockholders primarily via the Internet instead of mailing printed copies. This process allows us to expedite our stockholders’ receipt of Proxy Materials, lower the costs of printing and mailing the Proxy Materials and reduce the environmental impact of our Annual Meeting. If you received a Notice, you will not receive a printed copy of the Proxy Materials unless you request one. The Notice provides instructions on how to access the Proxy Materials for the Annual Meeting via the Internet, how to request a printed set of Proxy Materials and how to vote your shares.

3.      Why is the Company holding a virtual annual meeting?

We have adopted a virtual meeting format for the Annual Meeting to provide a consistent experience to all stockholders regardless of geographic location. We believe this expands stockholder access, improves communications and lowers our costs while reducing the environmental impact of the meeting. In structuring our virtual Annual Meeting, our goal is to enhance rather than constrain stockholder participation in the meeting, and we have designed the meeting to provide stockholders with the same rights and opportunities to participate as they would have at an in-person meeting. Stockholders of record will be able to submit questions online during the meeting. Questions must comply with the meeting rules of conduct; the rules of conduct will be posted on the virtual meeting website.

4.      Who can vote?

Only stockholders of record at the close of business on April 19, 2024, the Record Date, are entitled to notice of the Annual Meeting and to vote on the proposals described in this Proxy Statement. At the close of business on the Record Date, 102,029,503 shares of our common stock were issued and outstanding.

5.      What is the difference between holding shares as a registered stockholder and as a beneficial owner?

Registered Stockholder: Shares Registered in Your Name

If your shares of common stock are registered directly in your name with our transfer agent, Continental Stock Transfer & Trust Company, you are considered to be, with respect to those shares of common stock, the registered stockholder, and the Notice and/or these Proxy Materials are being sent directly to you by us.

Beneficial Owner: Shares Registered in the Name of a Broker, Fiduciary or Custodian

If your shares of common stock are held by a broker, fiduciary, custodian or another nominee, you are considered the beneficial owner of shares of common stock held in “street name,” and the Notice and/or these Proxy Materials are being forwarded to you from that broker, fiduciary, custodian or another nominee.

6.      How can I participate in the virtual Annual Meeting?

Stockholders of record as of the close of business on the Record Date are entitled to participate in and vote at the Annual Meeting. To participate in the Annual Meeting, including to vote and ask questions, stockholders of record should go to the meeting website at www.virtualshareholdermeeting.com/DCGO2024, enter the 16-digit control number found on your proxy card or Notice, and follow the instructions on the website. If your shares are held in street name and your voting instruction form or Notice indicates that you may vote those shares through www.proxyvote.com, then you may access, participate in and vote at the Annual Meeting with the 16-digit access code indicated on that voting instruction form or Notice. Otherwise, stockholders who hold their shares in street name should contact their bank, broker or other nominee (preferably at least five days before the Annual Meeting) and obtain a “legal proxy” in order to be able to attend, participate in or vote at the Annual Meeting.

We will endeavor to answer as many stockholder-submitted questions as time permits that comply with the Annual Meeting rules of conduct. We reserve the right to edit profanity or other inappropriate language and to exclude questions regarding topics that are not pertinent to meeting matters or Company business. If we receive substantially similar questions, we may group such questions together and provide a single response to avoid repetition.

The meeting webcast will begin promptly at 12:00 p.m. Eastern Time. Online check-in will begin approximately 15 minutes before then, and we encourage you to allow ample time for check-in procedures. If you experience technical difficulties during the check-in process or during the meeting, please call the number listed on the meeting website for technical support. Additional information regarding the rules and procedures for participating in the Annual Meeting will be set forth in our meeting rules of conduct, which stockholders can view during the meeting at the Annual Meeting’s website.

7.      What am I voting on?

The proposals to be voted on at the Annual Meeting are as follows:

(1)    Election of two Class III director nominees named in this Proxy Statement to serve until the 2027 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified or until their earlier resignation, death, disqualification or removal (“Proposal 1”);

(2)    Non-binding, advisory vote to approve the compensation of our NEOs (“Proposal 2”);

(3)    Non-binding, advisory vote on the frequency of future non-binding, advisory votes to approve the compensation of our NEOs (“Proposal 3”); and

(4)    Ratification of the appointment of Urish as the Company’s independent auditor for 2024 (“Proposal 4”).

8.      How does the Board recommend that I vote?

The Board recommends that you vote your shares “FOR ALL” director nominees named in Proposal 1, “FOR” the non-binding, advisory vote to approve the compensation of our NEOs in Proposal 2, for a frequency of “ONE YEAR” for future non-binding, advisory votes to approve the compensation of our NEOs in Proposal 3 and “FOR” the ratification of the appointment of Urish as our independent auditor in Proposal 4.

9.      How many votes do I have?

Each share of common stock is entitled to one vote on each proposal to be voted on at the Annual Meeting.

10.    What does it mean if I receive more than one set of Proxy Materials?

If you receive more than one set of Proxy Materials, your shares may be registered in more than one name or held in different accounts. Please cast your vote with respect to each set of Proxy Materials that you receive to ensure that all of your shares are voted.

11.    How do I vote?

Even if you plan to attend the Annual Meeting, we recommend that you also submit your vote as early as possible in advance so that your vote will be counted if you later decide not to, or are unable to, virtually attend the Annual Meeting.

Registered Stockholder: Shares Registered in Your Name

If you are the registered stockholder, you may vote your shares online during the virtual Annual Meeting (see “How Can I Participate in the Virtual Annual Meeting?” above) or by proxy in advance of the Annual Meeting by Internet (at www.proxyvote.com), by telephone (at 1-800-690-6903) in accordance with instructions on your proxy card or, if you requested paper copies of the Proxy Materials, by completing and mailing a proxy card.

Beneficial Owner: Shares Registered in the Name of a Broker, Fiduciary, Custodian or Another Nominee

If you are the beneficial owner, you may vote your shares online during the virtual Annual Meeting (see “How can I participate in the virtual Annual Meeting?” above) or you may direct your broker, fiduciary, custodian or another nominee how to vote in advance of the Annual Meeting by following the instructions they provide.

12.    What happens if I do not vote?

Registered Stockholder: Shares Registered in Your Name

If you are the registered stockholder and do not vote in one of the ways described above, your shares will not be voted at the Annual Meeting and will not be counted toward the quorum requirement.

Beneficial Owner: Shares Registered in the Name of a Broker, Fiduciary or Custodian

If you are the beneficial owner and do not direct your broker, fiduciary, custodian or another nominee how to vote your shares, your broker, fiduciary or custodian will only be able to vote your shares with respect to proposals considered to be “routine.” Your broker, fiduciary, custodian or another nominee is not entitled to vote your shares with respect to “non-routine” proposals. In the latter case, we will have what we refer to as a “broker non-vote.” Whether a proposal is considered routine or non-routine is subject to stock exchange rules and final determination by the stock exchange. Even with respect to routine matters, some brokers are choosing not to exercise discretionary voting authority. As a result, we urge you to direct your broker, fiduciary, custodian or another nominee how to vote your shares to ensure that your vote is counted.

13.    What if I sign and return a proxy card or otherwise vote but do not indicate specific choices?

Registered Stockholder: Shares Registered in Your Name

The shares represented by each signed and returned proxy will be voted at the Annual Meeting by the persons named as proxies in the proxy card in accordance with the instructions indicated on the proxy card. However, if you are the registered stockholder and sign and return your proxy card without giving specific instructions, the persons named as proxies in the proxy card will vote your shares in accordance with the recommendations of the Board.

Beneficial Owner: Shares Registered in the Name of a Broker, Fiduciary or Custodian

If you are the beneficial owner and sign and return your voting instruction form without giving specific instructions, your broker, fiduciary, custodian or another nominee will only be able (but is not going to be required) to vote your shares with respect to proposals considered to be “routine.” As mentioned above, your broker, fiduciary, custodian or another nominee is not entitled to vote your shares with respect to “non-routine” proposals, resulting in broker non-votes with respect to such proposals.

14.    Can I change my vote after I submit my proxy?

Registered Stockholder: Shares Registered in Your Name

If you are the registered stockholder, you may revoke your proxy at any time before the final vote at the Annual Meeting in any one of the following ways:

(1)    You may complete and submit a new proxy card, but it must bear a later date than the original proxy card;

(2)    You may submit new proxy instructions via telephone or the Internet;

(3)    You may send a timely written notice that you are revoking your proxy to our Corporate Secretary at the address set forth on the first page of this Proxy Statement; or

(4)    You may vote by attending the Annual Meeting virtually. However, your virtual attendance at the Annual Meeting will not, by itself, revoke your proxy.

Your last submitted vote is the one that will be counted.

Beneficial Owner: Shares Registered in the Name of a Broker, Fiduciary or Custodian

If you are the beneficial owner, you must follow the instructions you receive from your broker, fiduciary, custodian or another nominee with respect to changing your vote.

15.    What is the quorum requirement?

The holders of a majority of the shares of common stock outstanding and entitled to vote at the Annual Meeting must be present at the Annual Meeting, either virtually or represented by proxy, to constitute a quorum. A quorum is required to transact business at the Annual Meeting.

Your shares will be counted toward the quorum only if you submit a valid proxy (or a valid proxy is submitted on your behalf by your broker, fiduciary, custodian or another nominee) or if you attend the Annual Meeting virtually and vote. Abstentions and broker non-votes, if any, will be counted toward the quorum requirement. If there is no quorum, the chair of the Annual Meeting or the holders of a majority of shares of common stock virtually present at the Annual Meeting, either personally or by proxy, may adjourn the Annual Meeting to another time or date.

16.    How many votes are required to approve each proposal and how are votes counted?

Votes will be counted by Broadridge Financial Solutions, the Inspector of Elections appointed for the Annual Meeting.

Proposal 1: Election of Directors

A nominee will be elected as a director at the Annual Meeting if the nominee receives a plurality of the votes cast “FOR” his or her election. “Plurality” means that the individuals who receive the largest number of votes cast “FOR” are elected as directors. Broker non-votes, if any, and votes that are withheld will not be counted as votes cast on Proposal 1 and will have no effect on the outcome of the election. Stockholders do not have cumulative voting rights for the election of directors.

Proposal 2: Non-binding, Advisory Vote to Approve NEO Compensation

The affirmative vote of at least a majority of the voting power of the stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the subject matter is required for the approval, on a non-binding, advisory basis, the compensation of our NEOs. Abstentions will have the same effect as a vote “AGAINST”, and broker non-votes, if any, will have no effect on Proposal 2.

Proposal 3: Non-binding, Advisory Vote on the Frequency of Future Non-binding, Advisory Votes to Approve NEO Compensation

The affirmative vote of at least a majority of the voting power of the stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the subject matter is required for the approval, on a non-binding, advisory basis, of the frequency of future non-binding, advisory votes to approve the compensation of our NEOs. Abstentions will have the same effect as a vote “AGAINST”, and broker non-votes, if any, will have no effect on Proposal 3. However, because this Proposal 3 has four choices, it is possible that no choice will receive the affirmative vote of a majority of the voting power. If no choice receives a majority of the voting power, the Board will consider the choice that receives the highest number of votes as the choice supported by our stockholders.

Proposal 4: Ratification of Independent Auditor Appointment

The affirmative vote of at least a majority of the voting power of the stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the subject matter is required for the ratification of the appointment of Urish as our independent auditor. Abstentions will have the same effect as a vote “AGAINST” Proposal 4. We do not expect there to be any broker non-votes with respect to Proposal 4; otherwise, they would have no impact on the outcome of this proposal.

17.    What if another matter is properly brought before the Annual Meeting?

As of the date of filing this Proxy Statement, the Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named as proxies in the proxy card to vote on such matters in accordance with their best judgment.

18.    Who is paying for this proxy solicitation, and how are proxies solicited?

We will pay the costs associated with the solicitation of proxies, including the preparation, assembly, printing and mailing of the Proxy Materials. We may also reimburse brokers, fiduciaries or custodians for the cost of forwarding Proxy Materials to beneficial owners of shares of common stock held in “street name.” Proxies may be solicited on our behalf by our directors, officers and other selected Company employees telephonically, electronically or by other means of communication, and by Morrow Sodali LLC (“Morrow Sodali”), whom we have hired to assist in the solicitation of proxies. Morrow Sodali will receive a fee of $7,500, plus reasonable out-of-pocket costs and expenses, for its services. Brokerage houses, nominees, fiduciaries and other custodians will be requested to forward soliciting materials to beneficial owners and will be reimbursed for their reasonable out-of-pocket expenses incurred in sending the materials to beneficial owners.

Our employees, officers and directors may solicit proxies in person or via telephone or the Internet. We will not pay additional compensation for any of these services.

If you have questions about how to vote, you may contact Morrow Sodali at:

Morrow Sodali

333 Ludlow Street, Fifth Floor

South Tower

Stamford, Connecticut 06902

Tel: 800-662-5200

Banks and brokers call: 203-658-9400

Email: dcgo.info@investor.morrowsodali.com

19.    How can I view the list of stockholders?

During the ten days prior to the Annual Meeting, a list of stockholders of record will be available during ordinary business hours at our principal executive offices located at 35 West 35th Street, Floor 6, New York, New York 10001.

20.    How can I find out the voting results?

Final voting results will be disclosed in a Current Report on Form 8-K to be filed with the SEC within four business days after the Annual Meeting.

OTHER MATTERS

Stockholder Proposals and Director Nominations for Next Year’s Annual Meeting

Pursuant to Rule 14a-8 of the Exchange Act, stockholders who wish to submit proposals for inclusion in the proxy statement for the Company’s 2025 Annual Meeting of Stockholders (the “2025 Annual Meeting”) must send such proposals to our Corporate Secretary at the address set forth on the first page of this Proxy Statement. Such proposals must be received by us as of the close of business (6:00 p.m. Eastern Time) on December 26, 2024 and must comply with Rule 14a-8 of the Exchange Act. Such proposals may or may not be included in the proxy statement.

As set forth in our Bylaws, if a stockholder intends to make a nomination for director election or present a proposal for other business (other than pursuant to Rule 14a-8 of the Exchange Act) at the 2025 Annual Meeting, the stockholder’s notice must be received by our Corporate Secretary at the address set forth on the first page of this Proxy Statement no earlier than the 120th day and no later than the 90th day before the anniversary of the last annual meeting; provided, however, that if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, the stockholder’s notice must be delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the first public announcement of the date of such annual meeting by the Company. Therefore, unless the 2025 Annual Meeting is more than 30 days before or more than 60 days after the anniversary of the Annual Meeting, notice of proposed nominations or proposals (other than pursuant to Rule 14a-8 of the Exchange Act) must be received by our Corporate Secretary no earlier than February 18, 2025 and no later than the close of business (6:00 p.m. Eastern Time) on March 20, 2025. Any such director nomination or stockholder proposal must be a proper matter for stockholder action and must comply with the terms and conditions set forth in our Bylaws (which includes information required under Rule 14a-19). If a stockholder fails to meet these deadlines and fails to satisfy the requirements of Rule 14a-4 of the Exchange Act, we may exercise discretionary voting authority under proxies we solicit to vote on any such proposal as we determine appropriate.

Delivery of Documents to Stockholders Sharing an Address

A number of brokerage firms have adopted a procedure approved by the SEC called “householding.” Under this procedure, certain stockholders who have the same address and do not participate in electronic delivery of Proxy Materials will receive only one copy of the Proxy Materials, including this Proxy Statement, the Notice and our Annual Report, until such time as one or more of these stockholders notifies us that they wish to receive individual copies. This procedure helps to reduce duplicate mailings and save printing costs and postage fees, as well as natural resources. If you received a “householding” mailing this year and would like to have additional copies of the Proxy Materials mailed to you, please send a written request to our Corporate Secretary at the address set forth on the first page of this Proxy Statement, or call (844) 443-6246, and we will promptly deliver the Proxy Materials to you. Please contact your broker if you received multiple copies of the Proxy Materials and would prefer to receive a single copy in the future, or if you would like to opt out of “householding” for future mailings.

Availability of Additional Information

We will provide, free of charge, a copy of our Annual Report for the year ended December 31, 2023, including exhibits, on the written or oral request of any stockholder of the Company. Please send a written request to our Corporate Secretary at the address set forth on the first page of this Proxy Statement or call the number above.

APPENDIX A: NON-GAAP FINANCIAL MEASURES

In this Proxy Statement, we report adjusted Earnings Before Interest Expense, Taxes, Depreciation and Amortization (“adjusted EBITDA”), which is not required by, or presented in accordance with, United States generally accepted accounting principles (“GAAP”). Please be aware that this non-GAAP measure has limitations and should not be considered in isolation or as a substitute for net income or any other comparable operating measure prescribed by GAAP. In addition, while many companies use adjusted EBITDA as a performance measure, not all companies use identical calculations for determining adjusted EBITDA. As such, the Company’s presentation of adjusted EBITDA might not be comparable to similarly titled measures of other companies.

Adjusted EBITDA is considered a non-GAAP financial measure under SEC rules because it excludes certain amounts included in net income (loss) calculated in accordance with GAAP. Specifically, adjusted EBITDA is arrived at by taking reported GAAP net income and adding back the following items: net interest expense (income), provision for (benefit from) income taxes, depreciation and amortization, other (income) expense, non-cash equity-based compensation and certain other non-recurring expenses consisting of certain one-time legal settlements and certain other one-time expenses incurred in connection with acquisitions and other corporate activities, beyond those that are typically incurred.

The Company’s management believes that its adjusted EBITDA measure is useful in evaluating its operating performance, as the calculation of this measure generally eliminates the effect of financing and income taxes and the accounting effects of capital spending and acquisitions, as well as other items of a non-recurring and/or non-cash nature. Adjusted EBITDA is not intended to be a measure of GAAP cash flow, as this measure does not consider certain cash-based expenses, such as payments for taxes or debt service.

Management believes that using adjusted EBITDA in conjunction with GAAP measures such as net income assists investors in getting a more complete picture of the Company’s financial results and operations, affording them with a more complete view of what management considers to be the Company’s core operating performance as well as offering the ability to assess such performance as compared with that of prior periods and management’s public guidance.

The table below reflects the reconciliation of net income to adjusted EBITDA for the year ended December 31, 2023 compared to the same periods in 2022 (in millions):

	Fiscal Year Ended December 31,
	2023	2022
Net income (GAAP)	$10.0	$30.7
(+) Net interest expense (income)	$(1.7)	$(0.8)
(+) Income tax	$6.2	$(7.9)
(+) Depreciation & amortization	$16.4	$10.6
(+) Other (income) expense	$0.5	$(0.2)
EBITDA	$31.4	$32.4
(+) Non-cash stock compensation	$21.0	$8.1
(+) Other non-recurring expenses	$1.6	$0.8
Adjusted EBITDA	$54.0	$41.3

DOCGO INC. 35 WEST 35TH STREET, FLOOR 6 NEW YORK, NY 10001 SCAN TO VIEW MATERIALS &VOTE VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on June 17, 2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/DCGO2024 You may attend themeeting via the Internet and vote during themeeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on June 17, 2024. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. V44472-P09049 KEEP THIS PORTION FOR YOUR RECORDS TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DOCGO INC. The Board of Directors recommends you vote FOR the following nominees: For All Withhold All For All Except To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 1. Election of Directors Class III Nominees: 01) Steven Katz 02) Michael Burdiek The Board of Directors recommends you vote FOR the following proposal: 2. To approve on a non-binding, advisory basis the compensation of the Company’s named executive officers. The Board of Directors recommends you vote 1 YEAR on the following proposal: 3. To vote on a non-binding, advisory basis on the frequency of future advisory votes to approve the compensation of the Company’s named executive officers. The Board of Directors recommends you vote FOR the following proposal: 4. Ratification of the appointment of Urish Popeck & Co., LLC as the Company’s independent registered public accounting firm for the year ending December 31, 2024. NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof. For Against Abstain 1 Year 2 Years 3 Years Abstain Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. V44473-P09049 DOCGO INC. Annual Meeting of Stockholders June 18, 2024 12:00 PM ET This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) Lee Bienstock, Norman Rosenberg and Andre Oberholzer, or any of them, as proxies and attorneys-in-fact, each with the power to act alone and with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote as designated on the reverse side of this form, all of the shares of common stock of DOCGO INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 12:00 PM ET on June 18, 2024,live via the Internet at www.virtualshareholdermeeting.com/DCGO2024 and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, but the card is signed, this proxy will be voted in accordance with the Board of Directors’ recommendations. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting of Stockholders or any adjournment or postponement thereof (including, if applicable, on any matter which the Board of Directors did not know would be presented at the Annual Meeting of Stockholders by a reasonable time before the proxy solicitation was made or for the election of a substitute nominee to the Board of Directors if any nominee named in Proposal 1 becomes unable to serve or for good cause will not serve). Continued and to be signed on reverse side